PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION—JULY 1, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A
____________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LivePerson, Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[•], 2022

Dear LivePerson Stockholders:

On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our 2022 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”), which is scheduled to be held via a live audio webcast on [•], 2022 at [•] [a/p].m. Eastern Daylight Time. More details on the Annual Meeting can be found in the enclosed Notice for the Annual Meeting and Proxy Statement.

Your vote will be especially important at the Annual Meeting because an affiliate of Starboard Value LP (together with its affiliates, “Starboard”) has provided notice to the Company of its intent to nominate four candidates for election to the Company’s Board of Directors (the “Board”) at the Annual Meeting. Our Board does not endorse any of Starboard’s nominees. Our Board has attempted to engage constructively with Starboard and has considered each of their director nominees. When determining the Board’s recommendations on the director nominees and other matters before the Annual Meeting, the Board has carefully considered the best interests of all our stockholders. The Board recommends a vote on the enclosed GOLD proxy card “FOR ALL” of the Board’s director nominees to be elected at the Annual Meeting and “FOR” each of Proposal Nos. 2 and 3.

We have a number of important proposals for your consideration at the Annual Meeting, including: (i) to elect three Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified; (ii) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) to approve, on an advisory basis, the compensation of the Company’s named executive officers; and (iv) to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing, and returning the enclosed GOLD proxy card. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. We urge you to disregard any materials, and not to sign, return or vote on any white proxy card that may be sent to you by or on behalf of Starboard. Only your latest dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

We look forward to seeing you at the virtual Annual Meeting.

Sincerely,

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION—JULY 1, 2022

LivePerson, Inc.

www.liveperson.com

________________________________________

Notice of Annual Meeting of Stockholders

________________________________________

[•], 2022
[•] [a/p].m. Eastern Daylight Time

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), is scheduled to be held on [•], 2022 at [•] [a/p].m. Eastern Daylight Time. The Annual Meeting will be held via a live audio webcast at [•]. The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

(1)   Election of three Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

(2)   Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

(3)   Advisory approval of the compensation of the Company’s named executive officers; and

(4)   Transaction of such other business as may properly come before the meeting, including any adjournments or postponements thereof.

Only stockholders of record at the close of business on [•], 2022 (the “record date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are urged to promptly submit the enclosed GOLD proxy card, even if their shares were sold after the record date.

We have adopted a virtual format with a live audio webcast for our Annual Meeting to provide a consistent experience for all stockholders. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for such a stockholder for the Annual Meeting. To participate in the Annual Meeting, stockholders must register at [•] by [•], 2022 at [•] [a/p].m. Eastern Daylight Time. Participants will be required to enter the control number found on their proxy card or voting instruction form or Notice of Internet Availability of Proxy Materials.

IMPORTANT

An affiliate of Starboard Value LP (together with its affiliates, “Starboard”) has provided notice to the Company of its intent to nominate four candidates for election to the Company’s Board of Directors (the “Board”) at the Annual Meeting. You may receive proxy solicitation materials from Starboard. The Company is not responsible for the accuracy of any information contained in any solicitation materials filed or disseminated by, or on behalf of, Starboard or any other statements that they may otherwise make.

The Board does not endorse any of Starboard’s nominees and unanimously recommends that you vote “FOR ALL” of the Board’s nominees to be elected at the Annual Meeting using the enclosed GOLD proxy card. The Board also urges you to disregard any materials, and not to sign, return or vote on any white proxy card, that may be sent to you by or on behalf of Starboard. If you have already voted using a white proxy card sent to you by Starboard, you can revoke it by following the instructions on the enclosed GOLD proxy card to vote by Internet, by telephone or by dating, signing, and returning the enclosed GOLD proxy card or by voting virtually at the Annual Meeting. Only your latest dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE BOARD’S NOMINEES TO BE ELECTED AND “FOR” PROPOSAL NOS. 2 and 3 USING THE ENCLOSED GOLD PROXY CARD.

By Order of the Board of Directors
Robert P. LoCascio Chairman of the Board and Chief Executive Officer

New York, New York

[•], 2022

This Notice of Annual Meeting and the enclosed Proxy Statement and GOLD proxy card are first being mailed on or about [•], 2022 to stockholders entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing and returning the enclosed GOLD proxy card. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. See “Questions and Answers” in the accompanying Proxy Statement for more information on how to vote.

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, MacKenzie Partners, Inc., at the contact listed below.

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll-Free: (800) 322-2885
Email: LPSN@mackenziepartners.com

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders Scheduled to Be Held on [•], 2022

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Company’s Annual Report for the fiscal year ended December 31, 2021 are available free of charge at [•].

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION—JULY 1, 2022

LIVEPERSON, INC.

_______________________________

Proxy Statement

_______________________________

In this Proxy Statement, the terms “LivePerson,” “the Company,” “we,” “us,” and “our” refer to LivePerson, Inc., a Delaware corporation, and its subsidiaries unless the context otherwise requires; the “Board” refers to the Company’s Board of Directors; the “Annual Meeting” refers to the Company’s 2022 Annual Meeting of Stockholders, including any adjournments or postponements thereof; and all references to “present” or “presence” refer to virtual presence at the Annual Meeting.

At a Glance

AT A GLANCE

LivePerson is the market leader in Conversational Artificial Intelligence with a best-in-class platform used by thousands of the world’s top brands to better understand customer intents, connect across channels and deliver meaningful outcomes.

2021 Financial and Strategic Performance Highlights

Delivered strong financial performance in 2021. Reflecting the strength of our core conversational AI platform and expansion of our customer base, in 2021, our revenue grew 28% to $469.6 million, setting a new record for the company. We drove total messaging volume growth by nearly 50%, while our focus on profitable and leverageable growth enabled us to achieve an adjusted EBITDA of $29.1 million.

Accelerated the momentum of our core AI platform. We continued to execute our strategy of becoming one of the leading AI and automation companies in the world. In 2021, AI-powered messaging volume increased 60% year-over-year with our AI solutions for customer care and commerce powering approximately 75% of interactions across our platform and entire businesses across retail, healthcare, financial services, travel and hospitality sectors.

Unlocked new growth opportunities in healthcare vertical. Expanding upon our traction in the healthcare vertical for digital customer care, we leveraged our technology and innovation capabilities to pursue brand-to-employee solutions in response to client demand, unlocking additional go-forward opportunities in the healthcare sector for digital solutions on our platform.

Completed acquisitions of VoiceBase and Tenfold to deliver integrated voice, digital and AI offerings in response to market demand. These acquisitions are enabling us to meet client demand for integrated voice and digital engagement solutions, analytics and AI, and are opening new opportunities for strategic relationships to expand our indirect distribution capabilities.

Awards and Recognitions

Fast Company	2022 #1 Most Innovative AI Company in the World #22 Overall Most Innovative Company
Built In	2022 Best Places to Work
Stevie	2022 Gold Stevie Award for Best Contact Center Solution
Quadrant	2022 Spark Matrix: Digital-First Customer Service Solutions Leader
Newsweek	2021 Top 100 Most Loved Workplaces
Inc.	2021 Best-Led Companies List
Digiday	2021 Best Technology for eCommerce Site
2	LIVEPERSON, INC.

At a Glance

Corporate Responsibility

We believe that operating our company in an environmentally and socially responsible manner will help drive the long-term growth of our business. Our social and environmental initiatives are an integral part of how we operate and are intended to foster a culture where our employees are proud of where they work.

•    We are committed to Ethical AI, recognizing the rapid growth of AI capabilities, and its susceptibility to incorporating the personal and unconscious biases of its creators.

•    We were a founding member and continue to sponsor a non-profit, EqualAI, that brings together leaders across business, technology and academia to shine a light on this important issue and create a new set of best practices for organizations leveraging AI to ensure equal representation. More information is available at www.EqualAI.org.

•    Our Curiously Human digital experiences are built on ethical AI principles integrated throughout the full platform development, enhancement and testing cycle to deliver the most authentically empathetic AI at scale that enables brands to build meaningful and personalized connections with their customers free of bias and discrimination.

•    As a fully “remote first” company, LivePerson has been able to largely eliminate the need for office space and employee commutes as well as their associated carbon footprints.

•    We offer an option to all our employees to work in an office setting several days a week through our partnership with WeWork. We chose WeWork in part due to their commitment to become operationally carbon neutral, prioritization of renewable energy sources and focus on sustainable resource use. According to the Carbon Fund, WeWork office spaces are on average 2.5x more efficient than typical office spaces. Employees in our Seattle, Washington and Herzliya, Israel offices have access to rented workspaces with high-energy efficiency appliances as well as full recycling programs, water bottle refill stations and compositing initiatives.

•    We maintain a computer equipment recycling program.

•    In making procurement decisions and partnering with third-party data centers, we have prioritized selection of third-party service providers that demonstrate good stewardship of the environment and lead in data center sustainability by taking steps to minimize our carbon footprint and reduce our energy consumption. Our primary data center operation partners are leaders in data center sustainability, who committed to either operating on carbon-free energy or being climate-neutral by 2030, invest in resource conservation strategies and innovation, scale renewable energy purchasing, and actively manage their value chain emissions.

Among the many leading practices, our primary third-party data centers:

•    use adaptive control systems that reduce power consumption and increase cooling capacity through active airflow management;

•    adhere to ASHRAE thermal guidelines to reduce power for cooling;

•    implement cold/hot aisle containment that lowers energy consumption and enables more efficient cooling by using physical barriers to reduce the mixing of cold air in data center supply aisles with the hot air in exhaust aisles; and

•    maintain energy efficient lighting systems.

PROXY STATEMENT	3

At a Glance

In 2021, we continued to expand our Diversity, Equity and Inclusion initiatives, including the following:

•    Hired a dedicated Global Head of Inclusion Strategy to advance diversity across our organization.

•    Continued to diversify our talent pipelines, including the adoption of two diversity recruiting platforms.

•    Conducted a series of recruiting events in the U.S. and EMEA to engage underrepresented talent.

•    Had 60 mentors and mentees participating in a diversity mentorship program.

•    Launched the “LivePerson Proud” LGBTQ+ employee resource group.

•    Continued our Women in Technology Annual Summit for the 12th consecutive year, which included over 250 attendees from the LivePerson community to celebrate and discuss challenges facing women globally. The event included keynote speakers, panels and professional development workshops.

•    Continued our Women in Technology Goal Crushing Program (“GCP”). GCP is an accelerated 16-week leadership and development program for emerging women leaders.

•    Sponsored employees to attend diversity tech conferences, such as the Black Tech Conference.

Community Engagement

Mr. LoCascio founded FeedingNYC, an annual program of The Dream Big Foundation, a 501(c)(3) organization, shortly after September 11, 2001, in order to provide Thanksgiving meals to New York families in need. Feeding NYC began with a dozen volunteers from LivePerson who assembled a Thanksgiving-meal-in-a-box (a frozen turkey and all of the fixings) and delivered those meals to 40 families living in shelters in New York City. LivePerson has continued to support FeedingNYC over the past 20 years, with LivePerson employees and numerous third parties both volunteering their time and making financial contributions. To date FeedingNYC has hand-delivered approximately 90,000 Thanksgiving meals to families in need.

In 2022, a LivePerson employee from Poland launched an international organization called AID For Ukraine Foundation that brought together many employees across our global operations to volunteer their time and skills in an effort to connect refugees from Ukraine with available support resources and charity organizations. Our employees designed a free chatbot, or communications platform, using LivePerson’s Conversational AI that can be accessed from any device by scanning a QR code and which eliminates language barriers. By using the multilingual chatbot, refugees can learn about resources available to them—in their own language—ranging from transportation, education and medical support.

4	LIVEPERSON, INC.

Proxy Summary

PROXY SUMMARY

This section highlights information contained in other parts of this Proxy Statement. We encourage you to review the entire Proxy Statement for more detail on these items, as well as our Annual Report to Stockholders for the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”).

DATE AND TIME:	[•], 2022 at [•] [a/p].m. Eastern Daylight Time
PLACE:

The Annual Meeting will be held via a live audio webcast at [•]. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for such a stockholder for the Annual Meeting. To participate in the Annual Meeting, stockholders must register at [•] by [•], 2022 at [•] [a/p].m. Eastern Daylight Time. Participants will be required to enter the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

RECORD DATE:

Only stockholders of record at the close of business on [•], 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon at the Annual Meeting is presented in this Proxy Statement.

PROXY VOTING:

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing and returning the enclosed GOLD proxy card. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. See “Questions and Answers” beginning on page [•] of this Proxy Statement for more information on how to vote.

PROXY STATEMENT	5

Proxy Summary

Matters to Be Voted On

Proposal Number	Description	Board Recommendation
1	Election of Directors	FOR ALL of the Board’s Nominees
To elect three Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified.
2	Ratify Appointment of Independent Registered Public Accounting Firm	FOR
To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3	Advisory Vote on the Compensation of our Named Executive Officers	FOR
To approve, on an advisory basis, the compensation of the Company’s named executive officers.

We will also transact any other business that may properly come before the Annual Meeting.

Board Snapshot

The following table and charts provide summary information about each director nominee and continuing directors.

Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC	SICC
Director Nominees*
Ernest Cu	62	2021	Yes	I	2022				M
Jill Layfield	47	2016	Yes	I	2022	M	C	M	M
William G. Wesemann	65	2004	Yes	I	2022	M	M	C	M
Continuing Directors
Peter Block	82	2010	Yes	II	2023		M		C
Fred Mossler	55	2017	Yes	II	2023		M	M	C
Kevin C. Lavan ¿	69	2000	Yes	III	2024	C	M	M	M
Robert P. LoCascio ★ President and CEO	54	1995	No	III	2024				M
★	Chairman of the Board	AC	Audit Committee
¿	Financial Expert	CC	Compensation Committee
C	Chairperson of Committee	NCGC	Nominating and Corporate Governance Committee
M	Member of the Committee	SICC	Social Impact and Culture Committee
*	If elected, term will expire in 2025
6	LIVEPERSON, INC.

Proxy Summary

Governance Policies and Practices Snapshot

In addition to a highly qualified, independent Board, we are committed to maintaining a corporate governance structure that provides strong oversight across the Company and promotes long-term stockholder value creation. Some key highlights of our Board and governance practices are set forth below:

Topic		Practice
Director Refreshment	✔	Rigorous director selection and evaluation process focused on the skills and experience relevant to the Company’s future, factoring in diversity of gender, ethnicity, tenure, skills and experience
Director Independence	✔	All directors except the CEO are independent
	✔	Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors
Executive Sessions	✔	Independent directors meet regularly without management
Stockholder Rights	✔	Only one class of capital stock, which is entitled to one vote per share
ESG	✔	Board-level oversight through the Nominating and Corporate Governance Committee and the Social Impact and Culture Committee
Executive and Non-Employee Director Stock Ownership	✔	Adopted robust stock ownership guidelines for all executive officers and non-employee directors, including prohibition on new pledging of stock
	✔	CEO equity beneficial ownership exceeds 20x base salary
	✔	Each named executive officer’s (“NEO”) beneficial ownership exceeds 5x base salary (excluding NEOs appointed in the past two years)
	✔	Each non-employee director’s beneficial ownership exceeds 5x annual cash retainer (excluding directors appointed in the past two years)
Director Compensation	✔	Thorough benchmarking of director compensation against peers
	✔	Annual risk assessment of the Company’s compensation programs and policies
Board Self-Evaluations	✔	Board and each committee must conduct an annual self-evaluation
Stockholder Engagement	✔	Active and ongoing stockholder engagement program
Risk Oversight	✔	Regular review of the Company’s risk profile, including risks associated with cybersecurity, human capital management, climate change and sustainability
	✔	Enterprise risk management program oversight
PROXY STATEMENT	7

Questions and Answers

Questions and Answers

Why am I receiving these materials?

This Proxy Statement, the enclosed GOLD proxy card, and the Company’s Annual Report to Stockholders are being furnished to stockholders in connection with the solicitation of proxies on behalf of the Board for the Annual Meeting. For more information on the participants in the Board’s solicitation, please see “Participants” beginning on page [•] of this Proxy Statement.

What is included in these materials?

These materials include this Proxy Statement for the Annual Meeting, the enclosed GOLD proxy card, and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the 2021 Fiscal Year. We are first mailing these materials to stockholders entitled to notice of and to vote at the Annual Meeting on or about [•], 2022.

Who is Starboard? How are they involved in the Annual Meeting?

Starboard Value LP (together with its affiliates, “Starboard”) is an activist hedge fund based in New York. An affiliate of Starboard has provided notice to the Company of its intent to nominate four candidates for election to the Board at the Annual Meeting. You may receive proxy solicitation materials from Starboard. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Starboard or any other statements that Starboard may otherwise make.

The Board does not endorse any of Starboard’s nominees and unanimously recommends that you vote “FOR ALL” of the Company’s nominees to be elected and “FOR” Proposal Nos. 2 and 3 on the enclosed GOLD proxy card. The Board urges you to disregard any materials and NOT to sign, return or vote using any white proxy card sent to you by or on behalf of Starboard. Voting to “withhold” with respect to any of Starboard’s nominees on a white proxy card sent to you by Starboard, even as a protest vote, is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any of Starboard’s nominees on Starboard’s white proxy card will revoke any GOLD proxy card you may have previously submitted. To support the Company’s nominees, you should vote “FOR ALL” of the Board’s nominees to be elected on the GOLD proxy card. If you have already submitted a vote using any white proxy card provided by or on behalf of Starboard, you have the right to change your vote by following the instructions on the enclosed GOLD proxy card to vote by Internet, by telephone or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or by voting virtually at the Annual Meeting. Only your latest-dated proxy will count.

What is the purpose of the Annual Meeting?

For stockholders to vote on the following proposals:

1.     to elect three Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified;

2.     to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.     to approve on an advisory basis the compensation of the Company’s named executive officers.

We will also transact any other business that may properly come before the Annual Meeting.

8	LIVEPERSON, INC.

Questions and Answers

How does the Board recommend I vote on these proposals?

The Board unanimously recommends that you vote on the enclosed GOLD proxy card:

•   “FOR ALL” of the Board’s nominees—Ernest Cu, Jill Layfield and William G. Wesemann—to be elected as Class I directors;

•   “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•   “FOR” the approval on an advisory basis of the compensation of the Company’s named executive officers.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of the Company’s common stock, par value $0.001 per share, at the close of business on [•], 2022, the record date fixed for the Annual Meeting (the “record date”), are entitled to notice of and to vote at the Annual Meeting. On the record date, there were [•] shares of the Company’s common stock outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

Why should I participate in voting the shares I own?

YOUR VOTE IS VERY IMPORTANT. Voting your shares is important to ensure that you have a say in the governance of the Company. Please review this Proxy Statement and follow the instructions on the enclosed GOLD proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Transfer Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these materials have been sent directly to you by us. As a stockholder of record, you are entitled to vote your shares in person at the Annual Meeting or by proxy as described below.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered a “street name” stockholder. These materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. If your shares are held in “street name,” you will receive voting instructions from your broker, bank or other nominee, as described below.

How can I vote my shares if I am a stockholder of record?

Except as provided below with respect to stockholders who hold shares through a member of the Tel Aviv Stock Exchange (“TASE”) and intend to vote their shares, there are four ways a stockholder of record can vote:

•     By Internet: You may vote over the Internet at [•] by following the instructions on the enclosed GOLD proxy card.

•     By Mail: You may sign, date and return the enclosed GOLD proxy card in the postage-paid envelope provided.

•     By Telephone: You may vote by telephone by following the instructions provided on the enclosed GOLD proxy card.

•     At the Annual Meeting: You may vote your shares electronically at the Annual Meeting. Please follow the instructions for attending the Annual Meeting and voting during the meeting posted at [•]. All votes must be received before the polls close during the Annual Meeting.

Stockholders who hold shares through a member of the TASE and intend to vote their shares must deliver to the Company’s Israeli counsel, Yigal Arnon & Co., c/o Amira Brizel, 1 Azrieli Center, Tel Aviv, Israel, 6702101 (email: amriab@arnon.co.il) an ownership certificate confirming their ownership of the Company’s common stock on the record date. Such certificate must be issued by a member of the TASE, as required by the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at General Meeting) 2000, as amended. Each such stockholder is entitled to receive the ownership certificate at the branch

PROXY STATEMENT	9

Questions and Answers

of the TASE member or by mail to such stockholder’s address (in consideration of mailing fees only), if the stockholder so requests. Such a request should be made promptly upon receipt of this Proxy Statement and should be made for a particular securities account. Stockholders who wish to vote are obliged to complete, sign, date and return the proxy card in accordance with the instructions indicated thereon along with their ownership certificate to the address of Company’s Israeli counsel indicated above no later than [•] [a/p].m. (Israel time) on [•], 2022.

The form of proxy card for stockholders who hold shares through a member of the TASE is available on the websites: https://www.magna.isa.gov.il and https://maya.tase.co.il.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Annual Meeting, we recommend that you also use the enclosed GOLD proxy card to vote by telephone, by Internet or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided so that your vote will be counted if you are unable to attend the Annual Meeting.

How can I vote my shares if I am a street name stockholder?

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Street name stockholders should generally be able to vote by telephone, by Internet or by signing, dating and returning a voting instruction form. Your broker is required to vote those shares in accordance with your instructions. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares by ballot at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

If I submit a GOLD proxy card, how will it be voted?

If the enclosed GOLD proxy card is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board, or if you sign and return a GOLD proxy card without giving specific voting instructions, then [•], [•] and [•], the proxy holders designated by our Board, who are officers of our Company, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Specifically, if you return a validly executed GOLD proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted:

•      “FOR ALL” of the Board’s nominees—Ernest Cu, Jill Layfield and William G. Wesemann—to be elected as Class I directors (Proposal No. 1);

•      “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2); and

•      “FOR” the approval on an advisory basis of the compensation of the Company’s named executive officers (Proposal No. 3).

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement.

10	LIVEPERSON, INC.

Questions and Answers

Can I change my vote or revoke my proxy?

Stockholders of Record

If you are a stockholder of record, except as provided below with respect to stockholders who hold shares through a member of the TASE, you can change your vote or revoke your proxy before it is exercised at the Annual Meeting by:

•      entering a new vote by Internet or by telephone on a later date;

•      completing and returning a later-dated proxy card;

•      sending a written notice of revocation to LivePerson, Inc., 530 Seventh Ave, Floor M1, New York, New York 10018, Attention: Corporate Secretary; or

•      attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

TASE Stockholders

If you are a stockholder who holds shares through a member of the TASE and wish to revoke or change your proxy card, you must file a notice of revocation or another signed proxy card with the Company’s Israeli counsel no later than 5:00 p.m. (Israel time) on [•], 2022.

Street Name Stockholders

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

If you have already signed any white proxy card provided by or on behalf of Starboard, you have the right to change your vote by using the enclosed GOLD proxy card to vote TODAY by telephone or by Internet using the instructions on the GOLD proxy card or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided. Please note that voting to “withhold” with respect to any of Starboard’s nominees on a white proxy card sent to you by Starboard is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any of Starboard’s nominees on Starboard’s white proxy card will revoke any GOLD proxy you may have previously submitted. To support the Board’s nominees, you should vote “FOR ALL” of the Board’s nominees on the GOLD proxy card.

What should I do if I receive more than one GOLD proxy card or set of proxy materials from the Company?

Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must vote each GOLD proxy card you receive in order to vote with respect to each account by telephone, by Internet, or by signing, dating and returning each GOLD proxy card you receive in the postage-paid envelope provided.

The Company will likely conduct multiple mailings prior to the date of the Annual Meeting to ensure stockholders have the Company’s latest proxy information and materials to vote. The Company will send you a new GOLD proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every GOLD proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board, then you should only submit GOLD proxy cards.

PROXY STATEMENT	11

Questions and Answers

What should I do if I receive a white proxy card or other proxy materials from Starboard?

Starboard has provided notice to the Company of its intent to nominate four candidates for election to the Board at the Annual Meeting. You may receive proxy solicitation materials from Starboard. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Starboard or any other statements that Starboard may otherwise make.

The Board does not endorse any of Starboard’s nominees and urges you to disregard any materials and NOT to sign, return or vote any white proxy card sent to you by or on behalf of Starboard. Voting to “withhold” with respect to any of Starboard’s nominees on a white proxy card sent to you by Starboard is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any of Starboard’s nominees on Starboard’s white proxy card will revoke any GOLD proxy card you may have previously submitted. To support the Board’s nominees, you should vote “FOR ALL” of the Board’s nominees to be elected on the GOLD proxy card. If you have already signed any white proxy card provided by or on behalf of Starboard, you have the right to change your vote by completing, signing and dating the enclosed GOLD proxy card and promptly mailing it in the postage-paid envelope provided or to vote using the Internet or telephone by following the instructions on the GOLD proxy card. Only your latest-dated proxy will count.

If you have any questions or need assistance voting, please contact MacKenzie Partners, Inc. (“MacKenzie Partners”), our proxy solicitor assisting us with the Annual Meeting, at 1 (800) 322-2885.

Can I attend the Annual Meeting?

We have adopted a virtual format with a live audio webcast for our Annual Meeting to provide a consistent experience for all stockholders. The Annual Meeting will be held via a live audio webcast at [•]. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for such a stockholder for the Annual Meeting. To participate in the Annual Meeting, stockholders must register at [•] by [•], 2022 at [•] [a/p].m. Eastern Daylight Time. Participants will be required to enter the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. If you encounter any technical difficulties accessing the virtual Annual Meeting, please call the technical support number in the reminder email sent the day before the meeting.

What constitutes a quorum at the Annual Meeting?

The presence, virtually or by proxy, of the holders of 50% of the stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. All votes will be tabulated by the independent inspector of election appointed for the Annual Meeting, who will separately tabulate “for” and “against” votes, abstentions, withhold votes and broker non-votes (i.e., proxies from brokers, bankers or other nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker, bank or other nominee does not have discretionary power to vote). Abstentions, withhold votes and broker non-votes are counted as “present” for quorum purposes.

12	LIVEPERSON, INC.

Questions and Answers

What is the voting requirement to approve each of the proposals?

So long as there is a quorum, the voting requirements for the proposals to be presented at the Annual Meeting and the effects of abstentions, withhold votes and broker non-votes are as follows:

Proposal	Vote Required	Effect of Abstentions, Withhold Votes and Broker Non-Votes
Election of directors	Plurality of votes cast, meaning that the three nominees who receive the most “for” votes will be elected to the Board	Withhold votes have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Ratification of the appointment of the independent registered public accounting firm	Majority of the stock having voting power present in person or represented by proxy

An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted if Starboard provides you with competing proxy materials. If Starboard does not provide you with competing proxy materials, broker discretionary voting is permitted with respect to this proposal, and broker non-votes will have no effect on the outcome of this proposal

Approval of the compensation of the Company’s named executive officers	Majority of the stock having voting power present in person or represented by proxy	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal

Will my shares be voted if I do nothing?

Stockholders of Record

If you are a stockholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

TASE Stockholders

If you are a stockholder who holds stock through a member of the TASE and intend to vote your shares, you are obliged to return a complete signed and dated proxy card along with a certificate of ownership to the offices of Israeli counsel to the Company, Yigal Arnon & Co., c/o Amira Brizel, 1 Azrieli Center, Tel Aviv, Israel, 6702101 (email: amriab@arnon.co.il), no later than 5:00 p.m. (Israel time) on [•], 2022.

PROXY STATEMENT	13

Questions and Answers

Street Name Stockholders

If you are a street name stockholder (i.e., your shares are registered in the name of a bank, broker or other nominee), the New York Stock Exchange rules applicable to brokers determine whether your bank, broker or other nominee may vote your shares in its discretion even if it does not receive voting instructions from you.

If you are a street name holder and a bank, broker or other nominee provides you with competing proxy materials from Starboard (in addition to the Company’s proxy materials), your bank, broker or other nominee may not vote your shares with respect to any of the proposals to be voted on at the Annual Meeting unless you provide the bank, broker or other nominee with voting instructions.

If you are a street name stockholder and your bank, broker or other nominee has not provided you with competing proxy materials from Starboard (in addition to the Company’s proxy materials), your bank, broker or other nominee is not entitled to vote your shares on “non-routine” items absent voting instructions from you, but may, in its discretion, either leave your shares unvoted or vote your shares on “routine” matters. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2) is the only “routine” matter proposed to be presented at the Annual Meeting. Accordingly, your bank, broker or other nominee will be able to exercise discretionary authority on Proposal No. 2 if it does not receive voting instructions from you, and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not affect the outcome of Proposal Nos. 1 and 3.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing and returning the enclosed GOLD proxy card. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes. If your bank, broker or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record. You must follow these instructions in order for your shares to be voted. We urge you to instruct your bank, broker or other nominee, by following the instructions on the enclosed GOLD voting instruction form, to vote your shares in line with the Board’s recommendations on the GOLD voting instruction form.

Who will count the votes?

A representative of [•] will serve as the independent inspector of election (the “Inspector of Election”) for the Annual Meeting and, in such capacity, will count and tabulate the votes.

What happens if the Annual Meeting is adjourned?

In the event that a quorum is not present at the Annual Meeting, the stockholders present at the meeting, in person or represented by proxy, may adjourn the meeting until a quorum is present. The Chairman of the Board may also adjourn the Annual Meeting from time to time. Unless a new record date is fixed, your proxy will still be valid at an adjourned Annual Meeting and you will still be able to change or revoke your proxy until it is used to vote your shares.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results based on the advice of our proxy solicitor at the Annual Meeting. We also expect to disclose preliminary voting results based on the preliminary tabulation by the Inspector of Election on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC as soon as practicable.

14	LIVEPERSON, INC.

Questions and Answers

Who can help answer any other questions I may have?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor, MacKenzie Partners:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll-Free: (800) 322-2885
Email: LPSN@mackenziepartners.com

PROXY STATEMENT	15

Background of the Solicitation

Background of the Solicitation

•      On February 25, 2022, Starboard disclosed to the Company it was a stockholder and simultaneously delivered a letter, nominating Peter A. Feld, Managing Member of Starboard; John R. McCormack; Vanessa Pegueros; and Yael Zheng for election to the Board at the Annual Meeting (the “Nomination Notice”), noting that there were only three seats expected to be up for election.

•      Later on February 25, 2022, Mr. Feld had a call with Robert LoCascio, the Company’s Chief Executive Officer, John Collins, the Company’s Chief Financial Officer, and Monica Greenberg, the Company’s General Counsel, and other Starboard representatives to be introduced. Both parties agreed to schedule an in-person meeting in the following weeks.

•      On February 27, 2022, Mr. LoCascio called Mr. Feld to discuss Starboard’s investment in the Company, his desire to build a collaborative relationship with Starboard, and the Nomination Notice.

•      On February 28, 2022, Starboard filed a Schedule 13D with the SEC disclosing an 8.5% ownership position in the Company.

•      On March 1, 2022, Starboard filed Amendment No. 1 to its Schedule 13D with the SEC disclosing a 9.7% ownership position in the Company.

•        On March 3, 2022, the Board continued its ongoing review of Board composition and refreshment and of the Company’s corporate governance profile.

•      On March 10, 2022, Mr. LoCascio, Mr. Collins, and Ms. Greenberg met with representatives of Starboard at the Company’s New York City offices to provide information about the Company and attempt to understand both Starboard’s concerns about the Company and how those might be addressed. Mr. LoCascio communicated the Company’s desire to build a relationship with Starboard, and belief that the Company’s goals and plans were already well-aligned to Starboard’s feedback.

•      On March 17, 2022, Mr. Collins and members of the Company’s Investor Relations and Finance departments had a call with representatives of Starboard to provide more information about the Company.

•      On March 18, 2022, Mr. Collins provided a response to a representative of Starboard to answer outstanding questions from the call held on March 17, 2022.

•      On March 22, 2022, Jill Layfield and Kevin Lavan, both independent directors of the Company, had a call with representatives of Starboard to discuss Starboard’s view on the Company and asked Mr. Feld for information regarding the potential changes that Starboard would propose for the Company so that these could be discussed with the full Board.

•      On March 24, 2022, Ms. Greenberg sent Mr. Feld an email to follow up on the request made by Ms. Layfield and Mr. Lavan on March 22, 2022. Later that day, Mr. Feld emailed Mr. LoCascio and Ms. Greenberg with a request to set up a follow-up meeting with Mr. LoCascio to walk him through Starboard’s proposed changes so that Mr. LoCascio could report back to the Board.

•      On March 30, 2022, Mr. LoCascio and Ms. Greenberg had a call with Mr. Feld to discuss Starboard’s proposed changes.

•      On April 4, 2022, Mr. LoCascio and Mr. Lavan had a follow up conversation with representatives of Starboard to provide feedback on Starboard’s proposal, and communicated their desire to continue discussions with Starboard in an attempt to achieve a constructive resolution in the best interests of all stockholders.

•      On April 7, 2022, Starboard issued a press release and delivered a public letter to the Board in which it asserted its views on the Company.

•      On April 8, 2022, the Company issued a short public response acknowledging Starboard’s public letter, in the belief that direct discussions with Starboard would be fruitful in achieving a constructive resolution in the best interest of all stockholders.

16	LIVEPERSON, INC.

Background of the Solicitation

•      On April 12, 2022, Mr. LoCascio sent an email to Mr. Feld regarding Mr. Feld’s prior proposal, which noted, among other things, the Board’s desire to continue to work constructively to achieve a mutually agreeable resolution of the proxy contest and that Ms. Layfield, Mr. Lavan, and Mr. LoCascio would make themselves available for further discussions.

•      On April 13, 2022, Mr. Feld responded to Mr. LoCascio’s email noting Starboard’s desire to continue discussions, and attached a letter requesting that the Company consent to the use of a universal proxy card for the Annual Meeting.

•      On April 20, 2022, Starboard filed its preliminary dissident proxy statement with the SEC.

•      On May 2, 2022, Starboard filed a revised preliminary dissident proxy statement with the SEC.

•      On May 4, 2022: Mr. LoCascio, Ms. Layfield, and Ms. Greenberg had a call with Mr. Feld to further discuss possible resolutions of the proxy contest.

•      On May 6, 2022, Ms. Layfield and Mr. Lavan had a call with Mr. Feld at his request to discuss a proposal to resolve the proxy contest.

•      On the morning of May 9, 2022, Starboard delivered a public letter to the Company’s stockholders.

•        Later, on the afternoon of May 9, 2022, the Company held its quarterly earnings call and issued its quarterly earnings press release for the quarter ended March 31, 2022.

•      On May 13, 2022, Ms. Greenberg informed Mr. Feld in writing that the Board had determined that implementing a universal proxy card at the Annual Meeting was not practical for the Annual Meeting.

•      On May 16, 2022, the Board continued its ongoing review of Board composition and refreshment and of the Company’s corporate governance profile.

•      On May 24, 2022, Ms. Layfield and Mr. Lavan had a call with Mr. Feld relating to a possible resolution of the proxy contest.

•      On May 31, 2022, Starboard delivered another public letter to the Company’s stockholders.

•      On June 2, 2022, the Company issued a public response to Starboard’s May 31, 2022 public letter.

•      Later on June 2, 2022, Ms. Layfield and Mr. Feld had a call to discuss possible resolutions of the proxy contest.

•      Starting on June 7, 2022 and over the course of the next week, the parties had numerous discussions and correspondence relating to, among other things, the terms of a possible resolution of the proxy contest. In light of continuing constructive negotiations with Starboard, the Company determined to further delay the filing of its preliminary proxy statement to continue negotiations with Starboard in the interest of achieving a resolution in the best interest of all stockholders.

•      On June 13, 2022, Ms. Layfield and Mr. Lavan had a call with Mr. Feld to discuss possible resolutions of the proxy contest.

•      On June 17, 2022, Ms. Layfield and Mr. Lavan emailed Mr. Feld to inform him that the Company’s counsel would contact Starboard’s counsel with a proposal to achieve a resolution to the proxy contest.

•      Since June 17, 2022 and ongoing, including as of the date of this preliminary proxy statement, the parties have had numerous conversations and correspondence in an effort to achieve resolution to the proxy contest.

•      On July 1, 2022, the Company filed this preliminary proxy statement based on the determination that it is in the best interests of stockholders to file this preliminary proxy statement while continuing ongoing discussions with Starboard to achieve a constructive resolution.

PROXY STATEMENT	17

Proposal No. 1 Election of Directors

Proposal No. 1
Election of Directors

The Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides for a classified Board, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

The term of office for Mr. Cu, Ms. Layfield and Mr. Wesemann, each of whom is a Class I director, expires at the Annual Meeting. The Nominating and Corporate Governance Committee has unanimously recommended that the Board nominate, and the Board has unanimously nominated, Mr. Cu, Ms. Layfield, and Mr. Wesemann to be re-elected as Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified.

Starboard has provided notice to the Company of its intent to nominate four candidates for election to the Board at the Annual Meeting.

Each of Mr. Cu, Ms. Layfield and Mr. Wesemann has agreed to be named as a nominee and to continue to serve as a director, if elected, and management has no reason to believe that they will be unavailable to serve. If any of Mr. Cu, Ms. Layfield or Mr. Wesemann is unable or declines to serve as a director at the time of the Annual Meeting, properly submitted GOLD proxies will be voted by the proxy holders set forth thereon for any substitute nominee who may be designated by the Board. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and agreed to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. Votes authorized on the enclosed GOLD proxy card may be cast for or withheld from the nominees for election as directors listed thereon as a group, or for or withheld from each individual nominee. Unless otherwise instructed, the proxy holders on the Company’s GOLD proxy card will vote the proxies received by them “FOR ALL” of Mr. Cu, Ms. Layfield and Mr. Wesemann to be elected.

Required Vote

The Class I directors shall be elected by the affirmative vote of a plurality of the shares of the common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. This means that the three director nominees who receive the most votes will be elected to the Board. Any shares not voted for a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the vote.

The Board unanimously recommends a vote on the GOLD proxy card “FOR ALL” of Mr. Cu, Ms. Layfield and Mr. Wesemann to be elected as Class I directors.
18	LIVEPERSON, INC.

Our Board of Directors and Corporate Governance

Our Board of Directors and Corporate Governance

Board Highlights

We have a Board composed of highly experienced and professionally accomplished directors with diverse backgrounds, viewpoints, attributes, tenures and experiences. Our directors’ varied perspectives enable the Board to provide effective oversight of management, drive accountability to our stockholders and add significant value to the strategic decisions made by the Company. They bring experience as entrepreneurs, technologists and advisors; leverage relevant industry expertise, such as insight into the customer perspective, call center operations, e-commerce, organization dynamics and corporate culture development; and have an array of operational, financial and marketing skills. In addition, the Board seeks a diversity of tenures to ensure directors with fresh external perspectives are complemented by those with a long-term understanding of our business.

Board Snapshot

Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC	SICC
Director Nominees*
Ernest Cu	62	2021	Yes	I	2022				M
Jill Layfield	47	2016	Yes	I	2022	M	C	M	M
William G. Wesemann	65	2004	Yes	I	2022	M	M	C	M
Continuing Directors
Peter Block	82	2010	Yes	II	2023		M		C
Fred Mossler	55	2017	Yes	II	2023		M	M	C
Kevin C. Lavan ¿	69	2000	Yes	III	2024	C	M	M	M
Robert P. LoCascio ★ President and CEO	54	1995	No	III	2024				M
★	Chairman of the Board	AC	Audit Committee
¿	Financial Expert	CC	Compensation Committee
C	Chairperson of Committee	NCGC	Nominating and Corporate Governance Committee
M	Member of the Committee	SICC	Social Impact and Culture Committee
*	If elected, term will expire in 2025
PROXY STATEMENT	19

Our Board of Directors and Corporate Governance

Director Nominee and Director Biographies

The following is a brief biographical summary of the experience of our directors and director nominees.

Director Nominees

Ernest Cu

Class I Director Nominee

Director since April 2021

Independent

Committees: Social Impact and Culture Committee

Mr. Cu brings a long history of executive leadership experience, having served as Executive Director, President and Chief Executive Officer of Globe Telecom, Inc. (PSE: GLO), a major publicly traded telecommunications provider in the Philippines, since April 2009, and as President and CEO of SPi Technologies from 1997 to 2008. He is considered to be one of the founding originators of the business process outsourcing business model in the Philippines in recognition of his immense contributions to the telecommunications industry. Mr. Cu also brings valuable finance experience as a former executive at Bank of America and former director of Maybank ATR Kim Eng Financial Corp. Mr. Cu has extensive experience as a director of a variety of private companies, including AF Payments (Beep), a financial services company. Mr. Cu has previously been recognized by Ernst & Young as “ICT Entrepreneur of the Year,” and, on two occasions each, was recognized by Finance Asia as the “Philippines’ Best CEO” and by Frost & Sullivan as “CEO of the Year.” He was also recognized as one of the 100 most influential telecom leaders worldwide by London-Based Global-Telecoms Business Magazine’s Power 100 for five consecutive years. Mr. Cu holds a B.S. degree in Industrial Management Engineering from De La Salle University in Manila and an M.B.A. degree from the J.L. Kellogg Graduate School of Management at Northwestern University.

Mr. Cu brings to the Board a global perspective in areas such as global contact centers, infrastructure modernization, sustainability and product innovation, with particular expertise in telco communications and consumer offerings, and extensive expertise in financial and operational management and business transformation.

20	LIVEPERSON, INC.

Our Board of Directors and Corporate Governance

Jill Layfield

Class I Director Nominee

Director since November 2016

Independent

Committees: Compensation Committee (Chair), Audit Committee, Nominating and Corporate Governance Committee, and Social Impact and Culture Committee

Ms. Layfield co-founded Tamara Mellon, a digitally-native, luxury retail company, where she served as CEO from July 2016 to December 2021 and assisted in launching the first-ever digitally-led, direct-to-consumer luxury footwear brand. From November 2004 until July 2016, Ms. Layfield served in various roles at Backcountry.com, including as President and CEO from January 2011 to December 2015. During her time at Backcountry.com, she grew the company from $25 million to $515 million in revenue and successfully sold the business to TSG Consumer Partners for $350 million. Ms. Layfield also held various marketing positions at several Silicon Valley companies, including Shutterfly, a photography and image sharing company; Cisco Systems, a developer, manufacturer and seller of technology and telecommunications equipment; Infogear, a start-up focused on marketing for internet appliances; and 8x8, a manufacturer of videoconference products and a VOIP service provider. Ms. Layfield currently sits on the board of directors for The Orvis Company. Additionally, Ms. Layfield previously sat on the boards of directors of Camber Outdoors and SmartPak Equine. Ms. Layfield received a B.A. degree in Communications—Journalism from Santa Clara University. Ms. Layfield is recognized as an innovator and industry expert in combining organizational change and advanced technologies to retool customer care for the digital, mobile era.

Ms. Layfield brings to the Board a deep experience in the retail and technology sector, operational expertise and unique expertise transforming customer experience and forging meaningful, high-quality connections between brands and consumers.

William G. Wesemann

Class I Director Nominee

Director since November 2004

Independent

Committees: Nominating and Corporate Governance Committee (Chair), Compensation Committee, Audit Committee, and Social Impact and Culture Committee

Mr. Wesemann brings experience as an executive, board member and investor in various technology companies. Mr. Wesemann has been an independent consultant and an independent investor since 2002 in the software and consumer services industries. In addition to his role as a member of the Board, Mr. Wesemann has served on the board of directors of Aclarion, Inc. (Nasdaq: ACON), a medical SAAS company that listed on Nasdaq in 2022, since 2016 and has served as its Lead Independent Director since 2022. He also serves on the boards of directors of several privately-held companies, including STATIONHEAD, a social audio company, and Mylio, a photo management company. From March 2016 until January 2019, Mr. Wesemann was CEO of LARC Networks Inc., a communication, security and privacy technology developer. Earlier in his career, Mr. Wesemann was CEO of NextPage, Inc., a provider of document management systems, CEO of netLens Inc., a peer-to-peer platform for creating distributed applications that was acquired by NextPage, and Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. degree from Glassboro State College (now called Rowan University).

Mr. Wesemann brings to the Board notable technology, software and sales experience, in addition to extensive CEO, management and board experience at public and private software and technology companies.

PROXY STATEMENT	21

Our Board of Directors and Corporate Governance

Continuing Directors

Peter Block

Class II Director

Director since November 2010

Independent

Committees: Compensation Committee and Social Impact and Culture Committee
(Co-Chair)

Mr. Block brings experience in management consulting and organizational development, and has been President of Peter Block Inc., a management consulting group, and a partner in Designed Learning, a training company that offers both in-person and virtual workshops designed by Mr. Block to build organizational development skills, since 1997. Mr. Block is also a best-selling author of several books about organizational dynamics, community and accountability. Among other awards, Mr. Block has received the Organizational Development Network’s Lifetime Achievement Award, the American Society for Training and Development Award for Distinguished Contributions, and the Association for Quality and Participation President’s Award. He is also a member of Training Magazine’s HRD Hall of Fame. Mr. Block holds a B.S. degree in Industrial Administration from the University of Kansas and an M.S. degree in Industrial Administration from Yale University.

Mr. Block brings to the Board significant expertise on hiring, enabling and retaining talent, building high-performance internal teams and maintaining a diverse, inclusive and engaged workforce and unique perspective on organizational design.

Fred Mossler

Class II Director

Director since May 2017

Independent

Committees: Compensation Committee, Nominating and Corporate Governance Committee, and Social Impact and Culture Committee (Co-Chair)

Mr. Mossler brings experience as an executive, investor and entrepreneur. He has been an independent consultant, entrepreneur and philanthropist since June 2016. From August 1999 until June 2016, Mr. Mossler worked in various senior leadership positions at Zappos, including Senior Vice President of Merchandising, and helped Zappos grow into a company with more than $1 billion in gross merchandise sales before it was bought by Amazon in 2009. From September 1991 to August 1999, Mr. Mossler worked in various positions at Nordstrom. In addition to Mr. Mossler’s career in e-commerce and retail, he assisted with the launch and building of, and previously served on the board of, Downtown Project, a company dedicated to helping revitalize part of downtown Las Vegas through investment in small businesses, tech startups, real estate, arts, culture and education. Mr. Mossler founded Honus Capital LLC, a hands-on investment fund for Las Vegas-area entrepreneurs. He also co-founded the popular Mexican restaurant chain Nacho Daddy. Mr. Mossler graduated from Southern Oregon University with a B.S. degree in Business.

Mr. Mossler brings to the Board significant expertise in call center services, in addition to extensive experience in consumer-facing industries and consumer experience more broadly. Mr. Mossler also has extensive experience in assisting with business growth and providing both knowledge of technology, e-commerce, and product merchandising knowledge.

22	LIVEPERSON, INC.

Our Board of Directors and Corporate Governance

Kevin Lavan

Class III Director

Director since January 2000

Independent

Committees: Audit Committee (Chair), Compensation Committee, Nominating and Corporate Governance Committee, and Social Impact and Culture Committee

Mr. Lavan currently serves as Chief Financial Officer of Autoclear LLC, a designer, builder and distributor of security systems, a role he has held since February 2016. Prior to his current role, Mr. Lavan was an independent consultant to the media and entertainment industries, building on his leadership experience across entertainment, media and direct and digital marketing. Between April 2010 and December 2014, Mr. Lavan was a Senior Vice President, Worldwide Controller of IMG, an international and diversified sports, entertainment and media company. He also served in various executive roles at Paradysz Matera Company, Inc., MDCPartners, Inc., Now Marketing, Inc. and Wunderman, a marketing division of Young & Rubicam Inc., and previously served as an independent consultant to marketing services organizations. Earlier in Mr. Lavan’s career, he held various finance roles at Young & Rubicam, Viacom Inc. and Viacom’s subsidiary, MTV Networks. Mr. Lavan holds a B.S. degree from Manhattan College and is a Certified Public Accountant.

Mr. Lavan brings to the Board highly relevant perspective in digital marketing and advertising, as well as extensive operating and financial senior management experience.

Robert P. LoCascio

Class III Director

Director since November 1995

Chairman & Chief Executive Officer

Committees: Social Impact and Culture Committee

Mr. LoCascio has been CEO and Chairman since founding the Company in 1995 with the invention of Web Chat. As founder and CEO, Mr. LoCascio deeply understands the technology and business of LivePerson and has been an integral part of driving the Company’s market leadership in Conversational Artificial Intelligence and building its best-in-class AI platform. In addition to his role at LivePerson, Mr. LoCascio is a founding board member of EqualAI, an organization which works with companies, policymakers, and experts to reduce bias in AI. Mr. LoCascio has been widely recognized for his leadership in the technology space and was the winner of the 2015 Smart CEO Circle of Evidence Award and was named a New York City Ernst & Young Entrepreneur of the Year finalist in 2001 and 2008. Mr. LoCascio is also a founding member of the NYC Entrepreneurs Council of the Partnership for New York City. In 2001, Mr. LoCascio started the Dream Big Foundation with its first program, FeedingNYC, which gives families in need a Thanksgiving dinner. To date, FeedingNYC has delivered meals to approximately 90,000 families. Its second program, the Dream Big Entrepreneurship Initiative, launched in 2014 to fund, mentor, coach and empower local entrepreneurs in underserved communities. Mr. LoCascio received a B.B.A. degree from Loyola College.

Mr. LoCascio brings to the Board a unique perspective of LivePerson’s business and his strategic vision and operational insights as the Company founder and CEO. In addition, the Company values Mr. LoCascio’s extensive technology experience, specifically in the cloud-based technologies space, as well as his strong entrepreneurial background.

PROXY STATEMENT	23

Our Board of Directors and Corporate Governance

Corporate Governance Policies and Practices

We are committed to strong corporate governance to enhance our Board’s oversight of the Company and have adopted policies and practices in furtherance of such objective. These policies and practices include that:

•       all of the members of the Board other than Mr. LoCascio are “independent” under the Nasdaq rules;

•       all members of our Audit Committee are “independent” under the Nasdaq rules and the rules and regulations of the SEC;

•       all members of our Compensation Committee and of our Nominating and Corporate Governance Committee are “independent” under the Nasdaq rules;

•       the Company and the Board regularly review and evaluate the Company’s corporate governance practices as a general matter and in response to investor feedback;

•       the Board maintains charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, which can be found at https://ir.liveperson.com/corporate-governance/governance-overview;

•       the Board has adopted a policy regarding conflicts of interest and “related party transactions”, as defined under the Nasdaq rules and the rules and regulations of the SEC, under which all potential conflicts of interest and related party transactions must be reviewed and pre-approved by the Audit Committee; and

•       an annual risk assessment of the Company’s compensation policies is conducted by the Board and the Compensation Committee.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, corporate governance policies, and standards applicable to us in general. In addition, the Board has adopted a Code of Conduct applicable to all of our employees, including our executive officers, and our non-employee directors, as well as a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Conduct and Code of Ethics can be found at https://ir.liveperson.com/corporate-governance/governance-overview.

Director Independence

The Board has determined that Mr. Block, Mr. Cu, Mr. Lavan, Ms. Layfield, Mr. Mossler, and Mr. Wesemann are “independent” under the Nasdaq listing requirements and the applicable rules and regulations of the SEC. As part of the Board’s process in making such determination, each such director provided confirmation that (a) the objective criteria for independence pursuant to the Nasdaq rules are satisfied and (b) each such director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. LoCascio, our President, CEO and Chairman of the Board, is an employee and therefore not “independent” under these requirements, rules and regulations.

Communications with Directors

In order to communicate with the Board as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 530 Seventh Ave, Floor M1, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

24	LIVEPERSON, INC.

Our Board of Directors and Corporate Governance

Director Nominations

The Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders in accordance with its charter, our Bylaws, and the Corporate Governance Guidelines.

The processes established by our Nominating and Corporate Governance Committee to identify and evaluate director candidates, including those recommended by stockholders, include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board, all on an as-needed basis from time to time.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to any of the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee has, on certain occasions, retained a third-party executive search firm to identify or assist in the evaluation of candidates.

As part of its efforts to create a diverse Board, the Nominating and Corporate Governance Committee endeavors to include women and individuals from underrepresented communities in the pool of candidates from which the Nominating and Corporate Governance Committee identifies director nominees. In carrying out its responsibilities, the Nominating and Corporate Governance Committee values differences in business experience, professional skills, educational background, gender, race, ethnicity and/or nationality, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of the business and affairs of the Company. The Nominating and Corporate Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Once the Nominating and Corporate Governance Committee has identified or been recommended a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Corporate Governance Committee will make its initial determination based on its own knowledge of the candidate, information provided as part of the candidate’s nomination and any supplemental inquiries to the person recommending the candidate or others. The initial determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third-party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then will evaluate the prospective nominee, taking into account whether the prospective nominee is “independent” within the meaning of the listing standards of Nasdaq and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the nominee’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, will conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

PROXY STATEMENT	25

Our Board of Directors and Corporate Governance

In addition, stockholders may nominate candidates for election to the Board so long as such stockholders comply with the requirements set forth in our Bylaws. See “Other Information—Stockholder Proposals and Nominations” beginning on page [•] of this Proxy Statement for more information on the deadline for receipt of director nominations under our Bylaws.

Attendance at Annual Meeting

While the Company has not adopted a formal policy with regard to attendance by members of the Board at annual stockholder meetings, all members of the Board are invited to attend the Company’s annual meeting of stockholders. At the 2021 Annual Meeting, two directors attended.

Board Tenure/Retirement Policy

The Board does not believe that arbitrary limits on the number of consecutive terms a director may serve or on the directors’ ages are currently appropriate in light of the substantial benefits the Company generally receives from having a sustained focus on the Company’s business, strategy and industry over a significant period of time. Each individual’s performance will be assessed by the Nominating and Corporate Governance Committee in light of relevant factors in connection with assessments of candidates for nomination to be a director. However, we work hard to strike the right balance between long-term understanding of our business and fresh external perspectives, and have added three new independent directors in the past six years to help ensure diversity of backgrounds and perspectives within the Board.

Board Leadership Structure

The Board regularly evaluates its leadership structure to ensure that it serves the best interests of the Company.

At present, the Board believes that combining the positions of Chairman of the Board and CEO of the Company facilitates communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs. The Board will continue to evaluate its leadership structure and may in the future amend the arrangement if it is concluded to be beneficial.

Risk Oversight

The Board provides oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board as needed with respect to its ongoing enterprise risk management efforts. Given the heightened importance and relevance of risks related to privacy, data use and cybersecurity, the Board as a whole oversees management of these risks. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risks related to the Company’s financial statements, internal controls, disclosure controls, and related processes. As discussed in more detail below, the Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. Each committee reports as needed to the full Board with respect to such committee’s particular risk oversight responsibilities.

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Our Board of Directors and Corporate Governance

Risk Assessment of Compensation Policies

The Compensation Committee, with the assistance of management, included a risk assessment in its overall review of the Company’s compensation policies and practices in the 2021 Fiscal Year and concluded that they did not, and do not, motivate imprudent risk taking. As further discussed below in Proposal No. 3 (Advisory Approval of the Compensation of the Company’s named executive officers) as it relates to the Company’s executive compensation program, the Compensation Committee noted that:

•       the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress toward Company goals;

•       the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•       the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value; and

•       the Company’s compensation programs are appropriately balanced between cash and equity, and the equity component does not promote unnecessary risk taking.

Based on this assessment, the Compensation Committee and the Board concluded that the Company has a balanced pay and performance program that is consistent with the Company’s business model and long-term goals, and does not promote excessive risk taking.

Board Meetings and Committees

The Board held four regular quarterly meetings, as well as one interim meeting, during the 2021 Fiscal Year. During the 2021 Fiscal Year, each director attended or participated in each of the meetings of the Board and meetings of the committees of the Board on which such director served.

Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. The Board and committees generally hold executive sessions at each regularly scheduled meeting.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates, oversees whistleblower procedures, and performs other duties and responsibilities as set forth in a charter approved by the Board. The charter of the Audit Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. Each member of the Audit Committee is independent, as “independence” is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2021 Fiscal Year.

The members of the Audit Committee of our Board during the 2021 Fiscal Year were Mr. Lavan (Chair), Ms. Layfield and Mr. Wesemann.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification

PROXY STATEMENT	27

Our Board of Directors and Corporate Governance

in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is the Audit Committee’s “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee’s primary responsibility is to review and approve the compensation to be paid or provided to the Company’s executive officers and to ensure that such compensation is in line with the Company’s strategy, sound corporate governance principles and stockholder interests. The Compensation Committee also oversees the Company’s compensation, equity and employee benefit plans and programs and performs other duties and responsibilities as set forth in a charter approved by the Board. The charter of the Compensation Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. The CEO and the Human Resources Department present compensation and benefit proposals to the Compensation Committee for the Committee’s consideration and approval. Each member of the Compensation Committee is independent, as “independence” is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act. The Compensation Committee deliberated at four scheduled board meetings and held two Compensation Committee meetings during the 2021 Fiscal Year.

The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities. The Company from time to time engages the services of a compensation consultant to provide market and peer compensation data to the Company. The Compensation Committee annually reviews this market and peer compensation data. In October 2019, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) to consult on compensation and peer group benchmarking. The Compensation Committee continued to engage Pearl Meyer through August 2021, at which time the Compensation Committee engaged Compensia. Each of Pearl Meyer and Compensia is an independent compensation advisory firm specializing in executive compensation design and corporate governance consultation.

The members of the Compensation Committee of our Board during the 2021 Fiscal Year were Ms. Layfield (Chair), Mr. Block, Mr. Lavan, Mr. Mossler and Mr. Wesemann.

During the 2021 Fiscal Year:

•       none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•       none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•       none of our executive officers served on the Compensation Committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on the Compensation Committee;

•       none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Compensation Committee; and

•       none of our executive officers served on the Compensation Committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Board.

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Our Board of Directors and Corporate Governance

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to Board and management succession planning, developing and recommending to the Board corporate governance principles and policies, reviewing stockholder proposals and overseeing evaluation of the Board and each committee thereof, as needed. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing the Company’s policies, practices, risk management, and public disclosure regarding environmental, social and governance matters. The charter of the Nominating and Corporate Governance Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under “Director Nominations.” Each member of the Nominating and Corporate Governance Committee is “independent,” as defined under the rules of Nasdaq. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled board meetings.

The members of the Nominating and Corporate Governance Committee of our Board during the 2021 Fiscal Year were Mr. Wesemann (Chair), Mr. Lavan, Ms. Layfield and Mr. Mossler.

Social Impact and Culture Committee

The Social Impact and Culture Committee is responsible for assisting the Board and management in its oversight of our initiatives, plans and practices with respect to social matters of significance to us and the communities in which we operate and in cultivating and reinforcing a workplace culture defined by the set of shared values, goals, attitudes and practices that characterize LivePerson and permeate the day-to-day work experience and set the platform for the Company’s performance and drive its future state. In particular, the Social Impact and Culture Committee is responsible for overseeing the Company’s (i) culture and related strategies, programs, and risks; (ii) talent management, development, and retention, and related strategies, programs, and risks, including the Company’s diversity and inclusion initiatives and results; and (iii) the initiatives, plans and practices regarding the impact of the Company’s products on communities and other stakeholders. The Social Impact and Culture Committee drives transformational social impact by applying LivePerson’s talent in partnership with the most innovative and effective organizations, addressing some of the world’s most pressing social issues, including artificial intelligence (AI) and social use of consumer facing digital platforms, among other technical matters. In April 2021, we formed the Social Impact and Culture Committee by combining two historical standing committees, the Social Impact Committee and the Culture Committee, due to the importance of their focus and efforts, which tended to overlap.

The members of the Social Impact and Culture Committee of our Board during the 2021 Fiscal Year were Mr. Block (Co-Chair), Mr. Mossler (Co-Chair), Mr. Cu, Mr. Lavan, Ms. Layfield, Mr. LoCascio and Mr. Wesemann.

Section 16(a) Reports

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that LivePerson has received from such persons or entities, and the written representations received from the reporting persons that no other reports were required, for transactions in our common stock and their common stock holdings for the 2021 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its common stock, other than one late Form 4 filed by each of Mr. Block and Mr. Lavan with respect to one transaction each; Mr. Cu, Mr. Mossler, Mr. Osumi, Mr. Wesemann and Ms. Layfield with regard to two related transactions each; and Mr. Collins with respect to three related transactions.

PROXY STATEMENT	29

Director Compensation

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors in the 2021 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)(3)	Total ($)
Peter Block	—	257,684	—	257,684
Ernest Cu	—	117,627	117,550	235,177
Kevin C. Lavan	67,500	—	200,014	267,514
Jill Layfield	65,000	100,119	100,135	265,254
Fred Mossler	—	129,116	128,818	257,934
William G. Wesemann	62,500	100,119	100,135	262,754

(1)      In April 2021, the Compensation Committee, based on the recommendations of Pearl Meyer, its compensation consultant at the time, determined to allow directors to receive their annual equity award in one of the following forms, at their election: (1) 100% in stock options, (2) 100% in RSUs (as defined below), or (3) 50% in stock options and 50% in RSUs. This election was applicable for director equity grants made in 2021 and will be applicable for director equity awards in 2022. In addition, directors may elect to receive their annual cash retainer in the form of equity, the form of which will be based on the same options described above. This will apply to their services in respect of years 2021 and 2022.

(2)      These columns represent the aggregate grant date fair value of stock options and restricted stock units granted to each non-employee director in the 2021 Fiscal Year computed in accordance with FASB ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the non-employee directors and there is no assurance that these grant date fair values will ever be realized by the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 11 of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2021 Fiscal Year, as filed with the SEC.

(3)      As of December 31, 2021, the number of shares underlying unexercised stock options for each director were: Mr. Block, 112,107; Mr. Cu 4,590; Mr. Lavan, 204,917; Ms. Layfield, 141,017; Mr. Mossler 77,137; and Mr. Wesemann, 221,017.

The Company’s non-employee directors are compensated in accordance with a fee schedule that is approved by the Compensation Committee. Directors who are also our employees receive no additional compensation for their services as directors. The Compensation Committee reviews and recommends to the Board appropriate director compensation programs for service as directors, committee chair and committee members. In order to determine the Board compensation framework, the Compensation Committee reviewed comparative market composite data provided by the Committee’s independent consultant.

Consistent with the Company’s compensation philosophy, non-employee director compensation is positioned competitively against companies of similar size, complexity and growth trajectory. In general, total compensation for our non-employee directors is targeted within the competitive range (+/-15%) of the peer group median.

For his or her services in 2021, each non-employee director received compensation in accordance with the following:

Annual Cash Retainer	$ 35,000
Annual Stock Option Grant	$ 200,000 (1)
30	LIVEPERSON, INC.

Director Compensation

Members of our Committees, other than the Chairpersons, receive the following additional compensation:

Audit Committee	$ 10,000
Compensation Committee	$ 7,500
Nominating and Corporate Governance Committee	$ 5,000

The Chairpersons of our Committees receive the following additional compensation:

Audit Committee	$ 20,000
Compensation Committee	$ 15,000
Nominating and Corporate Governance Committee	$ 10,000
Social Impact and Culture Committee	$ 5,000 (2)

(1)      Newly appointed directors to the Board receive an initial stock option grant equal to the annual equity retainer of $200,000 at the time of their appointment, followed by subsequent annual equity grants for each year of service following the year of appointment.

(2)      In April 2021, we combined the Social Impact Committee and the Culture Committee into the Social Impact and Culture Committee.

In April 2021, the Compensation Committee, based on the recommendations of Pearl Meyer, its compensation consultant at the time, determined to allow directors to receive their annual equity award in one of the following forms, at their election: (1) 100% in stock options, (2) 100% in RSUs, or (3) 50% in stock options and 50% in RSUs. This election was applicable for director equity grants to be made in 2021 and will be applicable for director equity awards made in 2022. In addition, directors may elect to receive their annual cash retainer in the form of equity, the form of which will be based on the same options described above. This will apply to their services in respect of years 2021 and 2022.

PROXY STATEMENT	31

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, including each quarterly interim period therein, and the Board is asking the stockholders to ratify this appointment at the Annual Meeting.

Although stockholder ratification of the Audit Committee’s appointment of BDO is not required, the Board considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from BDO is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The following table presents fees for professional audit services and other services provided to LivePerson by BDO for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$ 912,588	$ 1,096,949
Audit-Related Fees (2)	418,178	—
Tax Fees (3)	—	—
All Other Fees	—	—

(1)      “Audit Fees” consist of fees for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements, the review of the Company’s interim condensed consolidated financial statements included in quarterly reports, the audits in connection with statutory and regulatory filings or engagements, and the audit of the Company’s internal controls over financial reporting.

(2)      “Audit-Related Fees” consist primarily of fees for professional services rendered in connection with the audits of the Company’s employee benefit plan and acquisition accounting due diligence.

(3)      “Tax Fees” consist of fees billed for professional services rendered for tax compliance, tax consulting and tax planning services.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as

32	LIVEPERSON, INC.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

Required Vote

The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at the Annual Meeting at which a quorum is present is required to ratify the Audit Committee’s selection of BDO. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.

The Board unanimously recommends a vote on the GOLD proxy card “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROXY STATEMENT	33

Audit Committee Report

Audit Committee Report

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board: Kevin C. Lavan (Chair), Jill Layfield and William G. Wesemann. Each member of the Audit Committee is independent, as “independence” is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee charter is available at http://www.liveperson.com/company/ir/corporate-governance.

Review of the Company’s Audited Consolidated Financial Statements for the 2021 Fiscal Year

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2021 Fiscal Year, BDO, was responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2021 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO, the Company’s independent registered public accounting firm for the 2021 Fiscal Year, the matters required to be discussed by PCAOB Auditing Standard No. 1301 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from BDO required by PCAOB independence standards, as amended, and the Audit Committee has discussed with BDO the independence of that firm from the Company.

Conclusion

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2021 Fiscal Year for filing with the SEC.

34	LIVEPERSON, INC.

Audit Committee Report

Not all of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and not all are necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not ensure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that BDO is in fact “independent.”

Submitted by the Audit Committee of the Company’s Board:

Kevin C. Lavan (Chair)

Jill Layfield

William G. Wesemann

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROXY STATEMENT	35

Proposal No. 3 Advisory Approval of the Compensation of Our Named Executive Officers

Proposal No. 3
Advisory Approval of the Compensation of Our Named Executive Officers

At our 2017 annual meeting of stockholders, a majority of our stockholders recommended that an advisory resolution with respect to NEO compensation be presented to the Company’s stockholders every year. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Our Board adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages [•] to [•] of this Proxy Statement, as required under Section 14A of the Exchange Act.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long-term value for stockholders, and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our NEOs a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

In 2021, 92% of the votes cast supported our executive compensation program and decisions. We interpreted the results of our 2021 vote as a strong endorsement of our executive compensation program’s design and direction.

We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page [•] of this Proxy Statement for additional details on LivePerson’s executive compensation, including LivePerson’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in the 2021 Fiscal Year.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to approve, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to LivePerson, Inc.’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages [•] to [•] of this Proxy Statement, is hereby approved.”

36	LIVEPERSON, INC.

Proposal No. 3 Advisory Approval of the Compensation of Our Named Executive Officers

Required Vote

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee, which is responsible for recommending to the full Board the amount and form of compensation to be paid to our executive officers, including our NEOs, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at the Annual Meeting at which a quorum is present is required to approve this Proposal No. 3.

The Board unanimously recommends a vote on the GOLD proxy card “FOR” the approval of the Executive Compensation of our Named Executive Officers.
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Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for our Named Executive Officers for 2021, listed below. The CD&A also describes the process followed by the Compensation Committee of the Board (referred to as the “Compensation Committee” or the “Committee” in this CD&A) for making pay decisions in respect to our NEOs, as well as its rationale for specific decisions related to 2021 NEO compensation matters. For 2021, our NEOs included:

•      Robert P. LoCascio, our President and CEO;

•      John D. Collins, our CFO;

•      Monica L. Greenberg, our Executive Vice President of Public Policy and General Counsel;

•      Norman M. Osumi, our Senior Vice President and Chief Accounting Officer; and

•      Alexander Spinelli, our former Global Chief Technology Officer.

Executive Officers

The following is a brief biographical summary of the experience of the executive officers of LivePerson.

Robert P. LoCascio’s biography can be found above in this Proxy Statement and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.

John D. Collins has served as our Chief Financial Officer since February 2020. Mr. Collins joined LivePerson in September 2019 to lead the development of automations and machine learning to support strategic decision making and predictive analytics as SVP of Quantitative Strategy. In 2013, Mr. Collins co-founded Thasos, a New York City-based predictive intelligence company powering large-scale equity trading platforms. Mr. Collins served in various capacities at Thasos, including, most recently, as an Advisory Board Member, as its Chief Product Officer (2016 – 2019) and as its Portfolio Manager (2013 – 2016). Prior to that, Mr. Collins held roles in the financial services industry, including regulating financial firms at the NYSE, and structuring transactions in leveraged finance at Credit Suisse. Mr. Collins received his J.D. from Chicago-Kent College of Law at Illinois Institute of Technology, his M.B.A. from the Massachusetts Institute of Technology, and his B.S. from the University of Central Florida.

Monica L. Greenberg has been our Executive Vice President of Public Policy and General Counsel since April 2019, our Executive Vice President, Corporate Development, Strategic Alliances and General Counsel from December 2017 to April 2019, our Executive Vice President, Business Affairs and General Counsel from February 2014 to December 2017, and our Senior Vice President, Business Affairs and General Counsel from November 2006 to February 2014. From May 2004 until October 2006, Ms. Greenberg was an independent consultant. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. Previously, from January 1999 to March 2000, Ms. Greenberg was the principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Farr & Gallagher in New York, New York. Ms. Greenberg received her J.D. from Boston University School of Law, where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.

Norman M. Osumi has served as our Senior Vice President and Chief Accounting Officer since March 9, 2021. Prior to joining LivePerson, Mr. Osumi served in senior finance and accounting roles at Symantec, now known as NortonLifeLock, from October 2007 to February 2021. Prior to that, Mr. Osumi held the position of Vice President of Finance at VeriSign, Inc. from 2004 to 2007, Associate Vice President & Corporate Controller at NEC Electronics America, Inc. from August 1998 to July 2004, and served as Director of Finance at Gymboree Corporation from 1996 to 1998. Mr. Osumi started his career at PricewaterhouseCoopers and received a B.S. from Loyola Marymount University and is a Certified Public Accountant.

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Executive Compensation

Our Company

LivePerson, Inc. is the market leader in Conversational Artificial Intelligence with a best-in-class platform used by thousands of the world’s top brands to better understand customer intents, connect across channels and deliver meaningful outcomes. The Conversational Cloud, our cloud-based platform, enables businesses to become conversational by securely deploying AI-powered messaging at scale for brands with tens of millions of customers and many thousands of agents across each brand’s primary digital channels, including mobile apps, mobile and desktop web browsers, SMS, social media, and third-party consumer messaging platforms. More than 18,000 businesses use our conversational solutions to create a convenient, deeply personal relationship with their customers and nearly a billion conversational interactions are powered by our Conversational Cloud each month.

2021 Financial and Strategic Performance Highlights

Delivered strong financial performance in 2021. Reflecting the strength of our core conversational AI platform and expansion of our customer base, in 2021, our revenue grew 28% to $469.6 million, setting a new record for the company. We drove total messaging volume growth by nearly 50%, while our focus on profitable and leverageable growth enabled us to achieve an adjusted EBITDA of $29.1 million.

Accelerated the momentum of our core AI platform. We continued to execute our strategy of becoming one of the leading AI and automation companies in the world. In 2021, AI-powered messaging volume increased 60% year-over-year with our AI solutions for customer care and commerce powering approximately 75% of interactions across our platform and entire businesses across the retail, healthcare, financial services, travel and hospitality sectors.

Unlocked new growth opportunities in healthcare vertical. Expanding upon our traction in the healthcare vertical for digital customer care, we leveraged our technology and innovation capabilities to pursue brand-to-employee solutions in response to client demand, unlocking additional go-forward opportunities in the healthcare sector for digital solutions on our platform.

Completed acquisitions of VoiceBase and Tenfold to deliver integrated voice, digital and AI offerings in response to market demand. These acquisitions are enabling us to meet client demand for integrated voice and digital engagement solutions, analytics and AI, and are opening up new opportunities for strategic relationships to expand our indirect distribution capabilities.

2021 Executive Compensation Program Highlights

Compensation program aligned with growth. Approximately 88% of our CEO’s compensation, and almost 80% of the compensation for our other NEOs, is variable and at risk. To align the long-term interests of our CEO and NEOs with our stockholders, options represented 50% of the 2021 long-term incentive opportunity for our executives and deliver value only if our stock price meaningfully appreciates.

Annual incentives paid out 90% of target. Performance metrics for the annual incentive program include revenue to incentivize top line growth and EBITDA to emphasize disciplined profitability, two of the key drivers of our long-term growth.

Eliminated stock payment premium for the executive annual incentive program. We continued to deliver annual bonus program payouts in the form of vested restricted stock units (“RSUs”) to foster a culture of ownership throughout the company for all bonus plan participants, including our NEOs. For our senior executives, we eliminated the additional premium on bonus RSUs paid in prior years.

Enhanced equity risk mitigation policies. Consistent with our commitment to best governance practices, we adopted robust stock ownership guidelines for our executives, including 5x base salary for the CEO and 2x base salary for other NEOs.

In response to stockholder feedback, we introduced performance RSUs to the 2022 long-term incentive program for executives. Commencing in 2022, long-term incentive equity grants for our NEOs will include performance RSUs with vesting tied to a three-year performance period and the achievement of financial performance and relative TSR metrics. Together with our use of stock options in our executive equity program, we believe the introduction of our performance RSUs further strengthens alignment between the interests of our executives with those of our stockholders, as we continue to evolve our compensation program.

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Executive Compensation

Stockholder Engagement and Say on Pay

We believe that regular, transparent communications with our stockholders are essential to our long-term success. We value the opinions of our stockholders and we are committed to a robust stockholder engagement program to solicit feedback and encourage open, transparent and candid discussion about our strategic priorities, governance programs and sustainability priorities that are important to our stockholders.

Each year, we carefully consider the results of our stockholder advisory say-on-pay vote from the preceding year. In 2021 and 2020, over 92% and 96%, respectively, of the votes cast supported our executive compensation program and decisions. We are pleased with the support we have received in these recent votes as we continue to evolve our executive compensation program with the interests and perspectives of our stockholders in mind. In this regard, based on stockholder feedback, as part of the 2022 long-term incentive program design, the Board adopted a new long-term incentive program structure that will incorporate a performance-based RSU component as part of our annual equity grants to NEOs. We will continue to evaluate and evolve our performance compensation programs over time in response to stockholder feedback and consistent with best practices.

We engage with our stockholders in a variety of ways, including as follows:

•      We regularly speak with stockholders, prospective stockholders and investment analysts.

•      We participate in equity conferences and investor events across the United States.

•      We also directly engage with stockholders to solicit feedback on the following matters: executive compensation, environmental, social and governance (“ESG”) strategies and practices and other topics of interest related to our business.

As part of our engagement efforts, we seek to provide our investors with insight into our business and practices, answers to their questions, and responses to the valuable insight and feedback they share. We also review and discuss stockholder feedback internally to help ensure we are proactively assessing and informing our policies, programs and areas of focus, as well as balancing the priorities of our stockholders. We intend to continue our efforts to engage with, and solicit feedback from, our stockholders and will, in turn, carefully consider, and may implement, revisions to our compensation programs as a result of that feedback, as we have done for our 2022 program with the adoption of performance-based RSUs.

Compensation Governance

We believe the following practices and policies, embedded in our current NEO compensation plans and programs, promote sound compensation governance and are in the best interests of our stockholders and executives:

	What We Do		What We Don’t Do
✔	Emphasize variable incentive pay	✗	No excise tax gross-ups
✔	Maintain a clawback policy covering all incentive awards	✗	No guaranteed bonuses
✔	Maintain a fully independent Compensation Committee	✗	No excessive perquisites
✔	Retain an independent compensation consultant	✗	No option repricing without stockholder approval
✔	Design compensation programs that would not encourage risk taking	✗	No hedging
✔	Cap bonus payouts	✗	No dividends paid on unvested equity awards
40	LIVEPERSON, INC.

Executive Compensation

What Guides Our Program

Compensation Philosophy, Strategy and Objectives

The philosophy underlying our executive compensation program is to employ and retain the best leaders in our industry to ensure we execute on our business goals, and to reward both individual and company performance in order to promote continued growth and profitability, and to effectively create long-term stockholder value. Our executive compensation program strategy is therefore driven by the following objectives:

Pay for Performance	A significant portion of an executive’s total compensation should be variable and at risk and aligned with our short- and long-term performance results.
Stockholder Alignment	Executives should be compensated through pay elements (annual- and long-term incentives) designed to align executive compensation with the creation of long-term value for our stockholders.
Competitiveness

Target compensation should be set at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Attraction and Retention

The executive compensation program should enable the Company to attract and retain high-potential team players with exceptional leadership capabilities who want to build a long-term career with LivePerson.

Elements of Compensation

In order to achieve our compensation objectives and to support our strategy and compensation philosophy, each as outlined above, our compensation program has been designed to include the following principal pay elements:

Element	Form of Payment	Purpose
Base Salary	Cash (Fixed)

•   Provides a competitive fixed rate of pay relative to similar positions in the market.

•   Enables the Company to attract and retain critical executive talent.

•   Based on job scope, level of responsibilities, individual performance, experience and market levels.

Annual Incentive	Cash or Equity (Variable)

•   Focuses executives on achieving important annual financial and strategic goals that drive stockholder value.

•   Rewards attainment of annual business goals.

•   Allows for assessment of individual performance and contribution.

•   Form of award settlement determined by the Compensation Committee as part of annual bonus plan design determination.

Long-Term Incentives	Equity (Variable)

•   Provides incentives for executives to execute on longer-term financial and strategic growth goals to maintain focus on long-term stockholder value creation.

•   Supports the Company’s executive retention strategy.

The Company also offers certain benefits, including medical, dental and life insurance benefits, a deferred compensation program and retirement savings that it considers to be consistent with industry practices and important for competitive recruitment and retention. The NEOs are eligible to participate in these programs on the same basis as our other employees. The Company does not offer special benefits such as supplemental executive retirement plans, perquisites, tax gross-ups or tax equalization.

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Executive Compensation

Pay Mix

In accordance with our executive compensation philosophy, the charts below illustrate the target annual total direct compensation (base salary, target annual incentive opportunity and the grant date fair value of long-term equity-based incentives awarded in 2021) of our CEO and all other NEOs for fiscal year 2021, which shows our emphasis on variable, at-risk compensation.

As illustrated by the charts above, a majority of the CEO’s and other NEOs’ target pay is incentive-based, and therefore is considered “at risk.” This incentive-based compensation, for each executive, includes an annual bonus award, determined based on the Company’s success over certain financial metrics and paid in the first quarter of 2022 in fully vested RSUs, and long-term incentive awards delivered in a mix of 50% stock options and 50% restricted stock unit awards. In each case, the value of the compensation package increases as the value of our shares increase, and the value of the compensation package decreases as our share value decreases. This approach directly aligns our CEO’s interests with those of our stockholders in both times of share price growth and times of share price pressure.

The Role of the Compensation Committee

The Compensation Committee, composed of independent, non-employee members of the Board, oversees the executive compensation program for our NEOs. The Compensation Committee works very closely with an independent compensation consultant, having engaged Pearl Meyer through August 2021, at which time it entered into a new engagement with Compensia. The Committee also seeks the input of management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee reviews executive compensation and market and peer compensation data annually, in conjunction with annual operational and financial planning for the current fiscal year and periodically as needed for specific executive compensation issues that may arise at other times. The Compensation Committee makes final determinations regarding compensation for the CEO and our other executive officers in its sole discretion. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which may be accessed at our website, www.liveperson.com, by selecting “Investor Relations,” and then “Governance,” and then “Governance Overview.”

The Role of Management

Our CEO, with input from a committee of senior executives, assists the Compensation Committee by presenting it with proposals and recommendations for NEO compensation levels (other than for himself), information on Company and individual performance of each NEO, and management’s perspective and recommendations on compensation design matters (except that the CEO and senior executives, to the extent present, recuse themselves from that portion of the Compensation Committee meetings involving their own compensation).

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Executive Compensation

The Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority to retain an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of the inherent risks of any compensation programs. During 2020 and until August 2021, the Committee worked with Pearl Meyer, an independent compensation consulting firm, to assist the Committee in evaluating the elements and levels of our executive compensation for 2021, including base salaries, annual cash incentive awards and equity-based incentives for our CEO and other executive officers. During this time, Pearl Meyer advised the Committee on a variety of compensation matters, completed a competitive market assessment for executive and non-employee director compensation levels, conducted a compensation peer group review, reviewed governance matters pertaining to executive and employee compensation with the Committee, and reviewed strategies regarding equity grants pursuant to the Company’s short- and long-term incentive programs. During the time of its services, Pearl Meyer also advised and assisted the Committee with other ad hoc requests related to executive compensation.

In August 2021, the Committee ended its engagement with Pearl Meyer and transitioned to using Compensia as the Committee’s independent compensation consultant. Since its engagement, Compensia has refreshed the Company’s market benchmarking analysis utilizing the previously determined peer group, worked with the Company to review bonus awards under the 2021 short-term incentive bonus program, and focused on development and implementation of an updated long-term equity compensation program that introduces the use of performance share units as part of the annual equity grant mix for executive officers (as more fully described below in the sections of this Proxy Statement titled “2022 Compensation Design Updates”).

The Compensation Committee conducted an independence assessment of both Pearl Meyer and Compensia in accordance with SEC and Nasdaq rules. Based on this review, the Committee is not aware of any conflicts of interest raised by the work performed by either Pearl Meyer or Compensia that would prevent them from having served, or serving, as applicable, as an independent consultant to the Compensation Committee. The Committee’s compensation consultant reports directly to the Compensation Committee, and neither Pearl Meyer nor Compensia provided any additional services to the Company or management in 2021.

The Role of Competitive Pay Positioning/2021 Benchmarking

As part of the compensation-setting process for 2021, the Compensation Committee reviewed surveys and market data provided by Pearl Meyer to evaluate compensation levels and practices for the NEOs. After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviewed and approved 2021 target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.

Pay levels for each of our NEOs are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for our NEOs. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

Relative to the general competitive industry market data, the Compensation Committee generally intends that total target compensation (salary, annual incentive and long-term incentive opportunity) is calibrated to be within a reasonable range of the median of the competitive market. As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on several factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Given that a majority of our compensation consists of variable, at-risk elements, actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

For purposes of setting compensation for 2021, together with Pearl Meyer and input from management, the Compensation Committee approved a compensation peer group of 17 companies. In developing an appropriate comparator group, the following criteria served as key drivers: industry (inclusive of business scope and business mix), size (market capitalization and

PROXY STATEMENT	43

Executive Compensation

revenue), revenue growth rate, gross margin, number of employees and location. The 2021 peer group remained consistent with the peer group utilized for compensation determinations in 2020 as originally adopted in Q4 2019 and includes the following companies:

BlackLine, Inc.	MongoDB, Inc.	Twilio, Inc.
Box, Inc.	New Relic, Inc.	Varonis Systems, Inc.
Datadog, Inc.	Nuance Communications, Inc.	Yext, Inc.
8x8, Inc.	PROS Holdings, Inc.	Zendesk, Inc.
Five9, Inc.	Slack Technologies, Inc.	Zuora, Inc.
HubSpot, Inc.	Momentive Global (formerly SVMK, Inc.)

2021 Compensation Program In Detail

Base Salary

The Compensation Committee believes that executive base salaries should reflect competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role and internal pay parity. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter. For 2021, no base salary increases were made for the NEOs, as set forth in the table below.

NEO	Base salary as of December 31, 2020 ($)	Base salary as of December 31, 2021 ($)	% Adjustment
Robert P. LoCascio	611,820	611,820	—%
John D. Collins	450,000	450,000	—%
Monica L. Greenberg	400,000	400,000	—%
Norman M. Osumi(1)	—	340,000	N/A
Alexander Spinelli(2)	450,000	—	N/A

(1)      Mr. Osumi’s first date of employment with the Company was February 22, 2021.

(2)      Mr. Spinelli’s last day of employment with the Company was October 22, 2021. His base salary for 2021 was consistent with the level in effect as of December 31, 2020.

Annual Incentive Compensation

Our NEOs are provided the opportunity to earn a performance-based annual bonus. The annual bonus plan is designed to provide awards to such individuals as an incentive to contribute to and reward revenue growth, profitability and execution on our strategic corporate objectives.

Actual bonus payouts depend on the achievement of pre-established financial performance objectives and the Compensation Committee’s assessment of contributions toward our strategic corporate objectives, as well as the individual’s target bonus amount.

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Executive Compensation

Target annual bonus opportunities are expressed as a percentage of base salary and were established by the Compensation Committee in consideration of the NEO’s level of responsibility and his or her ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts. For 2021, target award opportunities were as follows:

NEO	Target Bonus as a % of Salary	Target Bonus ($)
Robert P. LoCascio	100%	611,820
John D. Collins(1)	55%	236,250
Monica L. Greenberg	50%	200,000
Norman M. Osumi(2)	35%	109,083
Alexander Spinelli(3)	100%	450,000

(1)      Mr. Collins’s target bonus opportunity increased from 45% to 55% as of April 1, 2021. The target bonus listed above represents the blended target bonus amount taking into account the April 1, 2021 adjustment.

(2)      Mr. Osumi’s first date of employment with the Company was in February 2021 and therefore, his bonus opportunity was prorated for 11 months.

(3)      Mr. Spinelli’s employment with the Company terminated prior to the end of fiscal 2021 and the bonus payout date, and he was therefore not entitled to a bonus payment in respect of the 2021 performance year pursuant to the Company’s bonus program and policies.

Annual bonus payouts are based on achievement of financial objectives, and the related threshold, target and maximum performance goals for each objective established by the Compensation Committee in consultation with the CEO. The Company believes it is important to focus on both top line growth (revenue), as well as profitability. The Compensation Committee therefore chose Revenue and Adjusted EBITDA (defined below) as the relevant financial performance metrics for 2021 annual bonuses, consistent with the financial metrics used in prior years. For this purpose, “Adjusted EBITDA” means net (loss) income, before provision for (benefit from) income taxes, interest expense, net, other (expense) income, depreciation and amortization, stock-based compensation, restructuring costs, transaction-based acquisition costs and other non-cash charges. Under the annual bonus program, the Compensation Committee also may, in its discretion, make an assessment of individual performance based on the Company’s execution of its strategic objectives and apply an additional modifier to adjust a recipient’s bonus amount up or down. The Compensation Committee also annually sets a cap on the potential bonus payout under the program. For 2021, bonus payout potential was capped at 150% of target for all NEOs.

While maintaining consistent use of Revenue and Adjusted EBITDA as the financial metrics for the annual bonus program over the last several years, the Committee reevaluates the applicable weightings each year in order to emphasize the measure best suited to drive desired business outcomes. For 2021, the Compensation Committee set the weighting at 80% for the Revenue metric and 20% for the Adjusted EBITDA metric.

Following the determination of the relevant performance goals for 2021, the Company, with the Board’s approval, modified its fiscal plan to make strategic investments directed to driving sustainable growth and creating long-term stockholder value (such as investments in strategic acquisitions as well as go-to-market investments). Based on the Company’s actual performance in 2021, the applicable Revenue target was achieved at 100%. However, in light of the strategic investments described above, the associated unplanned expenses materially impacted our EBITDA performance that fell below the performance threshold set at the start of the year. This outcome would have resulted in a combined performance payout at 80% of target.

To account for the shift in our business plan for the year, the Committee determined that it was reasonable and appropriate to assess performance results for the year based on the performance levels that would have otherwise been earned absent the Company’s mid-year strategic investments. The Committee believed that this approach would provide a fair and more comparable determination of the Company’s performance achievement for the year, which would have translated to a bonus payout at 98% of target. To foster alignment of our annual incentive program with the experience of our stockholders in fiscal 2021, the Compensation Committee approved a reduction of the bonus payout down to 90% of target.

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Executive Compensation

The table below summarizes the Revenue and Adjusted EBITDA performance goals and outcomes with respect to the 2021 annual bonus program:

Goal	Weighting	Goals Threshold/ Target/ Maximum ($M)	Achievement Level ($M)	Payout % Achievement	Weighted Average Achievement
2021 Revenue	80%	454.6/466.1/505.9	469.5	100%	80%
2021 Adjusted EBITDA	20%	39.7/50.6/65.3	46.9 (1)	90%	18%
Total for Financial Metrics	100%				98% (1)
Compensation Committee Adjustment for Final Payout Percentage					90%

(1)     The Adjusted EBITDA achievement level excludes the impact of the strategic investments, which results in a final weighted average achievement of 98%. The actual Adjusted EBITDA achievement level, without excluding the impact of the strategic investments, was $29.2 million.

The Compensation Committee did not revise any NEO bonuses based on individual performance or strategic objectives, other than for Mr. Osumi. In recognition of superior performance and significant achievements in execution of his role since joining the Company in February 2021, including, in part, Mr. Osumi’s efforts in delivering on key strategic and operational goals, the Compensation Committee determined that it was appropriate to apply an individual performance modifier of 120% to Mr. Osumi’s bonus payout for 2021, which, when applied to the 90% payout rate set by the Compensation Committee, translated to a payout for Mr. Osumi at 108%. The table below sets forth the target bonus and earned bonus for each NEO for 2021.

NEO(1)	Target Bonus ($)	Earned Bonus ($)	Earned Bonus (as a % of Target)
Robert P. LoCascio	611,820	550,638	90%
John D. Collins(2)	236,250	212,625	90%
Monica L. Greenberg	200,000	180,000	90%
Norman M. Osumi(3)	109,083	117,810	108%

(1)      Mr. Spinelli was not employed by the Company at the end of fiscal 2021 and was therefore not entitled to a bonus payment.

(2)      Mr. Collins’s target bonus opportunity increased from 45% to 55% as of April 1, 2021. The target bonus listed above represents the blended target bonus amount taking into action the April 1, 2021 adjustment.

(3)      Mr. Osumi’s first date of employment with the Company was in February 2021 and therefore, his bonus was prorated for 11 months. In addition to Company achievement of 90%, Mr. Osumi achieved an individual performance modifier of 120%, resulting in an aggregate payout percentage of 108%.

Prior to payment of bonuses for the 2019 performance period, annual bonuses were generally paid entirely in cash. In an effort to further our objective to foster an ownership culture throughout the Company and focus on long-term value creation, beginning in 2020 all annual bonus plan participants, encompassing approximately 84% of employees, including the NEOs, received their annual bonus payouts in the form of vested restricted stock units (“Bonus RSUs”). This program continued with respect to 2021 bonus payouts. For the NEOs, the Company calculated the number of Bonus RSUs paid to the NEO by dividing the NEO’s earned bonus amount by the fair market value of a share of Company common stock on the date of settlement of the Bonus RSUs, and no additional premium was applied to the NEOs’ Bonus RSU grants to account for the settlement in shares rather than in cash, as had been the practice in prior years.

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Executive Compensation

Long-Term Incentives — Annual Equity-Based Awards

Equity-based awards are an important factor in aligning the long-term financial interests of our NEOs and our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2019 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, RSUs and deferred stock units. The Compensation Committee approves equity grants at one of its regularly scheduled meetings, or at such other times as appropriate or necessary, and generally after the Compensation Committee has its annual compensation review process for the CEO and other NEOs. In 2019, the Company adopted internal grant-making guidelines which contemplate, in part, that the Committee would consider the timing of “open trading windows” as set in accordance with the Company’s Insider Trading Policy as a factor for alignment with stockholder interests when determining the exercise price methodology for stock options.

In March 2021, the Compensation Committee granted equity awards to the NEOs using a mix of stock options and RSUs. In granting these equity awards, the Compensation Committee considered market data regarding equity compensation awards for executive officers of comparable companies. The Compensation Committee also considered the significant roles each of the NEOs plays in driving the Company’s performance and executing on its strategic priorities, as well as his or her overall level of performance, tenure and existing equity holdings.

The stock options and restricted stock units granted in spring 2021 as part of the Company’s annual long-term incentive program each provide for service-based vesting in four equal annual installments beginning on the first anniversary of the grant date.

The following table describes the equity awards made to the NEOs as described above:

NEO	Value of Options at Grant ($)(1)	Stock Options (# of shares)	Value of RSUs at Grant ($)	RSUs (# of units)	Total Value of Equity Awards at Grant ($)
Robert P. LoCascio(2)	$2,000,000	82,700	$2,000,000	38,700	$4,000,000
John D. Collins(2)	$700,000	29,000	$700,000	13,600	$1,400,000
Monica L. Greenberg(2)	$550,000	22,800	$550,000	10,700	$1,100,000
Norman M. Osumi(3)	$601,000	23,300	$303,000	5,500	$904,000
Alexander Spinelli(4)	$850,000	35,200	$850,000	16,500	$1,700,000

(1)      The “Value of Options at Grant” represents the approved target value of the award when approved by the Board (at which time a grant date was set during the next “open trading” window). The actual grant date fair value set forth in the Summary Compensation Table may differ because of the mechanics of converting the dollar target value into a number of shares on the pre-determined grant date, rounding as appropriate, and then calculating the grant date fair value of the resulting number of shares under the applicable accounting principles.

(2)      Other than for Mr. Osumi, the total value of each NEO grant was approved by the Committee on April 9, 2021, which amount was to be attributed 50% to stock options and 50% to RSUs. In connection with this grant, as described above, the number of shares subject to each award, and the exercise price for the stock options, was calculated based on the price of a share of Company common stock on May 7, 2021, the first day of the first “open trading window” following the grant approval date, and in the case of stock options, the applicable Black-Scholes value.

(3)      Mr. Osumi received the equity awards as part of a new hire grant. The number of shares was calculated on the grant date of April 21, 2021.

(4)      Mr. Spinelli was granted equity awards in 2021 but they were forfeited upon his departure from the Company on October 22, 2021.

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Executive Compensation

2022 Compensation Incentive Program Design Updates

In response to our stockholders’ feedback, we introduced performance RSUs into our 2022 long-term incentive program to further foster alignment with our stockholders’ and long-term financial and relative performance results.

Starting in 2022, our long-term equity incentives for NEOs will be issued in an equal mix of performance RSUs, stock options and service RSUs. With the introduction of performance RSUs, two-thirds of the long-term incentive opportunities for our CEO and other NEOs will be performance-based with the value only realized upon the achievement of pre-set performance goals and/or increases in our stock price.

2022 Long-Term Incentive Program Design

33%
Stock Options
33%
Service RSUs
33%
Performance RSUs

The vesting of performance RSUs will be tied to our performance results over a three-year performance period, achieved against preset revenue and EBITDA targets for 2022, together with a modifier based on year-over-year EBITDA margin performance in 2023, and an additional modifier based on relative Total Stockholder Return to be measured over the three-year performance period ending in 2024. The targets are set at the start of the three-year performance period and are aligned with our operating plan and key drivers of our long-term stockholder value. The program design motivates our executives to maximize both absolute and relative performance results throughout the full performance cycle in support of our sustained long-term growth objectives. Earned performance RSUs, if any, cliff-vest at the end of the three-year performance period, without any interim vesting opportunities.

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Other Compensation Practices, Policies and Guidelines

Stock Ownership

We strongly encourage our executives and non-employee directors to hold an equity interest in our Company, and adopted formal executive stock ownership guidelines in April 2022. Under the new policy, each of our executive officers and non-employee directors is required to build and maintain their share ownership to the levels listed below within a period of five years from the start of their service with the Company:

•      CEO: 5x current base salary.

•      Other NEOs: 2x current base salary.

•      Non-employee directors: 5x annual cash retainer.

Shares owned outright (including shares from vested RSUs and performance-based RSUs) will count toward the ownership goals, while shares associated with unvested RSUs, performance-based RSUs and unexercised stock options do not count toward compliance with the policy. It is anticipated that all of the executive officers will be in compliance with the suggested ownership levels within the requisite time frames. If the ownership goals are not achieved within the applicable five-year compliance period, the executive officer would be required to hold all net shares issued upon exercise of stock options or settlement of RSUs and performance-based RSUs (in each case, after payment of any applicable withholding tax obligations) until the guidelines are met.

Compensation Recovery Policy

In April 2020, the Company adopted a policy under which, in the event of an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirements under federal securities laws, the Board could, in its sole discretion, seek to recover cash or equity-based incentive compensation paid to our current and former executive officers in the three years prior to the year of the accounting restatement where the payments were predicated upon the achievement of financial results that were subsequently changed in light of the accounting restatement. The policy may be applied whether or not the accounting restatement was the result of any wrongdoing on the part of the impacted executive officers, in the sole discretion of the Board.

Other Benefits

We do not offer special perquisites to our NEOs. The Company’s executive compensation program includes standard benefits that are also offered to all employees. These benefits include participation in the Company’s 401(k) plan accounts, including Company matching contributions, and Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Company’s 401(k) has a Safe Harbor Plan and, in accordance with IRS rules, the Company matches 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, subject to IRS limitations.

Deferred Compensation Plan

In 2015, the Compensation Committee adopted the Deferred Compensation Plan. Certain key employees of the Company, including our NEOs and members of our Board, are eligible to participate in the Deferred Compensation Plan and generally may elect to defer the receipt of a portion of their base salary, bonus and/or directors’ fees until distribution (which may occur upon the following events: a specified time, a separation from service, death, disability, change of control or financial hardship that arises in connection with an unforeseeable emergency). To date, none of our current NEOs have elected to make any deferrals under the Deferred Compensation Plan. The Company may make discretionary or matching contributions to the Deferred Compensation Plan, which may or may not be subject to vesting, but has not done so to date.

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Executive Compensation

Post-Termination Compensation and Benefits

Certain employment agreements with our executive officers provide for severance payments and benefits upon an involuntary termination of employment, or resignation for “good reason” (as defined in the agreement). In addition, certain executives are entitled to vesting acceleration in the event they are involuntarily terminated or resign for good reason in connection with a change in control. Additional details regarding the employment agreements with our executives, including a description of the severance payments and benefits payable to our executives as well as estimates of amounts payable upon termination of employment, are disclosed in the sections of this Proxy Statement titled “Employment Agreements for our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control.”

Prohibition Against Hedging and Certain Equity Transactions

Our Insider Trading Policy prohibits those officers subject to Section 16 reporting from engaging in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions. In addition, all officers and employees of the Company and all the members of our Board are prohibited from engaging in “short” sales or other transactions involving LivePerson stock which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited from trading in LivePerson-based put and call option contracts, transacting in straddles and similar transactions without Board approval. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders. Under the Insider Trading Policy, officers, employees and all of the members of our Board are also prohibited from margining or pledging their common stock to secure a loan, or from purchasing Company stock “on margin” (that is, borrow funds to purchase stock, including in connection with exercising any Company stock options).

Tax and Accounting Considerations

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as further amended by the Tax Cuts and Jobs Act of 2017, denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain executive officers of a publicly traded corporation, with no exception for “performance-based” compensation (other than under limited transition relief). Under Section 162(m), as amended, the Company will be denied a deduction for any compensation exceeding $1.0 million for those considered “covered” individuals under the rules, unless the transition rules for certain compensation that qualified as performance-based compensation apply. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that will not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the Company and its stockholders.

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Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any NEO a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the 2021 Fiscal Year.

Submitted by the Compensation Committee of the Company’s Board:

Jill Layfield (Chair)

Peter Block

Kevin C. Lavan

Fred Mossler

William G. Wesemann

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our future filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

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Executive Compensation

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to the Company in all capacities in each of the last three fiscal years, by our NEOs.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
Robert P. LoCascio Chief Executive Officer	2021	611,820	2,002,338(3)	2,001,340	550,638	28,943(4)	5,195,079
	2020	611,820	1,613,271(3)	1,613,290	917,730	27,612	4,783,723
	2019	611,820	1,250,029	1,250,243	688,302	35,844	3,836,238
John D. Collins Chief Financial Officer	2021	450,000	703,664(3)	701,800	212,625	39,179(4)	2,107,268
	2020	441,667	655,081(3)	600,435	303,750	37,713	2,038,646
Monica L. Greenberg Executive Vice President, Public Policy and General Counsel	2021	400,000	553,618(3)	551,760	180,000	19,682(4)	1,705,060
	2020	400,000	501,237(3)	500,969	300,000	19,670	1,721,876
	2019	390,625	295,500	605,000	225,024	22,882	1,539,031
Norman M. Osumi Chief Accounting Officer(5)	2021	289,872	303,435(3)	601,373	117,810	26,935(4)	1,339,425
Alexander Spinelli Former Global Chief Technology Officer(6)	2021	337,336	853,710(6)	851,840(6)	—	30,561(4)	2,073,447
	2020	450,000	851,829(3)	850,313	675,000	32,822	2,859,964
	2019	450,000	591,000	726,000	506,254	40,913	2,314,167

(1)      Amounts represent the aggregate grant date fair value for restricted stock units and stock options granted in the fiscal year computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the NEOs and there is no assurance that these grant date fair values will ever be realized by the NEOs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 11 of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2021 Fiscal Year, as filed with the SEC.

(2)      The performance-based, annual incentive bonuses earned in 2021 and paid in 2022 are reflected in the column titled “Non-Equity Incentive Plan Compensation” for 2021. All bonuses were paid in the form of vested restricted stock units, in lieu of cash payments, as further described above in the CD&A. Due to his termination, Mr. Spinelli was not eligible to receive a bonus for 2021.

(3)      These amounts do not include the value of restricted stock units granted on March 1, 2022 and March 3, 2021, due to the decision to distribute fully vested restricted stock units in lieu of annual cash bonus payments in respect of performance for 2021 and 2020, which amounts are included in the column “Non-Equity Incentive Plan Compensation.”

(4)      Amounts include: (i) $720, $648, $540, $576 and $408 for Mr. LoCascio, Mr. Collins, Mr. Spinelli, Ms. Greenberg and Mr. Osumi, respectively, for premiums for term life insurance, (ii) $6,118 for Mr. LoCascio, $11,333 each for Ms. Greenberg and Mr. Osumi, and $11,600 each for Mr. Collins and Mr. Spinelli for matching contributions to 401(k) plans, and (iii) $22,105, $26,931, $18,421, $7,773 and $15,194 for Mr. LoCascio, Mr. Collins, Mr. Spinelli, Ms. Greenberg and Mr. Osumi, respectively, for health, dental, vision and disability insurance.

(5)      Mr. Osumi’s first date of employment with the Company was February 22, 2021, and he assumed his current role as of March 2, 2021.

(6)      Mr. Spinelli’s last day of employment with the Company was October 22, 2021. In connection with his termination of employment, Mr. Spinelli forfeited all unvested equity awards, including the restricted stock units and stock options he received in 2021, which are disclosed on this “Summary Compensation Table.” The amount reported in the “Stock Award” column does not include the value of restricted stock units granted on March 3, 2021, due to the decision to distribute fully vested restricted stock units in lieu of annual cash bonus payments in respect of performance for 2020, which amounts are included in the column “Non-Equity Incentive Plan Compensation” for 2020.

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Employment Agreements for our Named Executive Officers

Robert P. LoCascio, our CEO, was originally employed pursuant to an employment agreement entered into as of January 1, 1999. Following a comprehensive review by the Compensation Committee of the Board of applicable market and benchmarking data, with advice and input from the Compensation Committee’s independent executive compensation consultant at the time, together with a review of certain strategic achievements by the Company, the Compensation Committee determined that it was in the best interests of the Company to enter into an updated employment agreement with Mr. LoCascio. Accordingly, an updated employment agreement was entered into with an effective date of December 27, 2017 (the “CEO Agreement”).

The CEO Agreement provides, among other terms and conditions, for an updated compensation package for Mr. LoCascio. Pursuant to the CEO Agreement, Mr. LoCascio is entitled to receive a base salary of $611,820, subject to annual review and increase by the Board in its discretion. Mr. LoCascio is also eligible to receive a target annual bonus equal to 100% of his base salary, which target percentage is subject to annual increase by the Board in its discretion, and a maximum potential payment of 200% of target. The actual amount of the annual bonus for a given year is to be determined by the Board based on achievement of the relevant performance goals and metrics established by the Compensation Committee on an annual basis, the overall financial performance of the Company and such other factors as the Compensation Committee in its sole discretion shall deem reasonable and appropriate (the “CEO Bonus”). At the written election of Mr. LoCascio, the CEO Bonus, if any, (or portion thereof) may be paid in fully vested shares of common stock of the Company having a fair market value at the time of issuance equivalent in an amount equal to the portion of the CEO Bonus that Mr. LoCascio elects to convert into shares. In the event Mr. LoCascio remains employed by the Company or a successor entity following a Change of Control (as such term is defined in the CEO Agreement), the CEO Bonus for the then-current year shall be equal to the greater of (i) 100% of the amount of the CEO Bonus actually paid to Mr. LoCascio for the immediately preceding calendar year or (ii) the bonus target amount for the CEO Bonus for the then-current year; provided that if the CEO Bonus for the calendar year preceding the Change of Control has not been determined prior to the Change of Control, the amount of such bonus shall be determined by the Board and shall not be less than the target bonus for such year. In no event will the Company be obligated to pay more than one CEO Bonus for the same annual period.

The CEO Agreement also provides that during the Term and for a period of (i) 12 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is not receiving the base salary continuation portion of any severance or (ii) 18 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is receiving the base salary continuation portion of his severance, Mr. LoCascio is subject to restrictive covenants of (a) noncompetition, (b) nonsolicitation of employees and independent contractors, and (c) noninterference with customers, clients, prospective customers or clients. Additionally, the CEO Agreement provides that payments may be subject to forfeiture or recoupment if required by law or regulation to which the Company becomes subject, or in the event of Mr. LoCascio’s acts of embezzlement, fraud or dishonesty involving the Company or its affiliates that result in financial loss to the Company or its affiliates.

The CEO Agreement provides for certain payments upon Mr. LoCascio’s termination. Please refer to the next section, “Potential Payments Upon Termination or Change in Control,” for additional description of those termination payments.

John D. Collins, our CFO, was originally employed pursuant to an employment agreement entered into as of September 19, 2019 as our SVP of Predictive Products, which covers the terms and conditions of his employment. Prior to his promotion, Mr. Collins was entitled to a base salary of $350,000 and a target incentive compensation of 40% of his base salary. Any bonus amount is targeted to be paid in the first quarter of the subsequent fiscal year, and will be determined by the Company in its sole discretion based on revenue and profitability and personal contributions to the Company. Mr. Collins was promoted to CFO effective March 3, 2020, and in connection with his promotion, his employment agreement was modified to reflect his change in title, a base salary of $450,000, and a target incentive compensation of 45% of his base salary, which percentage was raised as of April 1, 2021 to 55%.

Monica L. Greenberg, our Executive Vice President, Public Policy and General Counsel, is party to an employment agreement with us, dated as of October 25, 2006, that covers the terms and conditions of Ms. Greenberg’s employment. Upon annual review in April 2021, Ms. Greenberg’s annual salary and target annual incentive compensation remained unchanged. The

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employment agreement we entered into with Ms. Greenberg provides for certain payments upon termination. Please refer to the next section, “Potential Payments Upon Termination or Change in Control,” for a description of those termination payments.

Norman M. Osumi, our Senior Vice President and Chief Accounting Officer, is party to an offer letter with us, dated as of January 25, 2021, that covers the terms and conditions of Mr. Osumi’s employment. Pursuant to the offer letter, Mr. Osumi is entitled to a base salary of $340,000 and a target incentive compensation of $119,000, prorated for his first year of employment. The offer letter we entered into with Mr. Osumi provides for certain payments upon termination. Please refer to the next section, “Potential Payments Upon Termination or Change in Control,” for a description of those termination payments.

Alexander Spinelli, our former Global Chief Technology Officer, was party to an employment agreement with us effective March 1, 2018, that covered the terms and conditions of Mr. Spinelli’s employment. Pursuant to the agreement, Mr. Spinelli was entitled to a base salary of $450,000 and a target incentive compensation of $450,000. Upon annual review in April 2021, Mr. Spinelli’s annual salary and target incentive compensation remained the same. While Mr. Spinelli’s employment agreement provided for certain payments and benefits to be made to Mr. Spinelli upon his constructive termination or termination by the Company without cause, as Mr. Spinelli voluntarily terminated his employment, he did not receive any severance payments or benefits in connection with his termination.

Grants of Plan-Based Awards in 2021 Fiscal Year

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the NEOs in 2021, including performance-based awards.

Name	Grant Date	Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)
Robert P. LoCascio			305,910	611,820	1,223,640
	5/7/2021	4/9/2021				—	82,700	51.74	2,001,340
	5/7/2021	4/9/2021				38,700	—	—	2,002,338
John D. Collins			123,750	247,500	371,250
	5/7/2021	4/9/2021				—	29,000	51.74	701,800
	5/7/2021	4/9/2021				13,600	—	—	703,664
Monica L. Greenberg			100,000	200,000	300,000
	5/7/2021	4/9/2021				—	22,800	51.74	551,760
	5/7/2021	4/9/2021				10,700	—	—	553,618
Norman M. Osumi(3)			59,500	119,000	178,500
	4/21/2021	4/21/2021				—	23,300	55.17	601,373
	4/21/2021	4/21/2021				5,500	—	—	303,435
Alexander Spinelli(4)			225,000	450,000	675,000
	5/7/2021	4/9/2021				—	35,200	51.74	851,840
	5/7/2021	4/9/2021				16,500	—	—	853,710

(1)      Amounts shown represent the target and maximum awards that could have been earned by the NEOs under the Company’s annual incentive bonus plan for these executives. The target amount could be exceeded based on performance metrics. Awards are based on Company performance as measured by revenue and Adjusted EBITDA and the achievement of individual performance and strategic objectives. The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. Additional information about these bonus

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opportunities appears in the section of this Proxy Statement titled “Compensation Discussion and Analysis.” The actual incentives earned in 2021 and paid in 2022 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. The actual incentives earned in 2021 were paid in the form of vested restricted stock units, in lieu of cash payments, as further described above in the CD&A.

(2)      Amounts represent the aggregate grant date fair value for restricted stock units and stock options granted in the fiscal year computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules.

(3)      Mr. Osumi received the equity awards as part of a new hire grant.

(4)      Mr. Spinelli was granted equity awards in 2021 but they were forfeited upon his departure from the Company on October 22, 2021.

Narrative Disclosure to Grants of Plan-Based Awards in 2021 Fiscal Year

As described in detail above in the section titled “2021 Compensation Program in Detail—Long-Term Incentive—Annual Equity-Based Awards,” at a Compensation Committee meeting on April 9, 2021, the Committee granted equity awards to employees, including all of the NEOs except for Mr. Osumi, based on specific individual total award values, which amounts for the NEOs were attributed 50% to stock options and 50% to RSUs. In connection with this grant, as described above, the number of shares subject to each award, and the exercise price for the stock options, was calculated based on the price of a share of Company common stock on May 7, 2021, the first day of the first “open trading window” following the grant approval date, and in the case of stock options, the applicable Black-Scholes value. Mr. Osumi received a new-hire grant of stock options and RSUs pursuant to the terms of his offer letter with the Company.

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Outstanding Equity Awards at End of 2021 Fiscal Year

The following table sets forth information concerning outstanding equity awards held by each of the NEOs as of the end of the 2021 Fiscal Year.

		Option Awards				Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Robert P. LoCascio	9/4/2012	100,000	—	16.98	9/4/2022	—	—
	7/1/2013	70,000	—	9.24	7/1/2023	—	—
	4/25/2014	100,000	—	10.13	4/25/2024	—	—
	5/5/2017	80,000	—	7.60	5/5/2027	—	—
	2/16/2018	234,375	15,625	12.45	2/16/2028	—	—
	2/21/2019	77,607	38,803	25.95	2/21/2029	—	—
	5/15/2020	33,250	99,750	27.39	5/15/2030	—	—
	5/7/2021	—	82,700	51.74	5/7/2031	—	—
	2/21/2019	—	—	—	—	27,845	994,623
	5/15/2020	—	—	—	—	44,175	1,577,931
	5/7/2021	—	—	—	—	38,700	1,382,364
John D. Collins	10/29/2019	4,924	22,894	40.61	10/29/2029	—	—
	5/15/2020	1	37,125	27.39	5/15/2030	—	—
	5/7/2021	—	29,000	51.74	5/7/2031	—	—
	10/29/2019	—	—	—	—	2,462	87,943
	5/15/2020	—	—	—	—	16,500	589,380
	5/7/2021	—	—	—	—	13,600	485,792
Monica L. Greenberg	9/4/2012	25,000	—	16.98	9/4/2022	—	—
	7/1/2013	6,250	—	9.24	7/1/2023	—	—
	4/25/2014	12,920	—	10.13	4/25/2024	—	—
	5/5/2017	39,520	—	7.60	5/5/2027	—	—
	2/16/2018	150,000	10,000	12.45	2/16/2028	—	—
	4/11/2019	25,000	25,000	29.55	4/11/2029	—	—
	5/15/2020	10,325	30,975	27.39	5/15/2030	—	—
	5/7/2021	—	22,800	51.74	5/7/2031	—	—
	4/11/2019	—	—	—	—	5,000	178,600
	5/15/2020	—	—	—	—	13,725	490,257
	5/7/2021	—	—	—	—	10,700	382,204
Norman M. Osumi	4/21/2021	—	23,300	55.17	4/21/2031	—	—
	4/21/2021	—	—	—	—	5,500	196,460

(1)      Mr. Spinelli’s last day of employment with the Company was October 22, 2021. Mr. Spinelli forfeited all of his outstanding options, both vested and unvested, effective October 22, 2021, and therefore had no outstanding equity awards as of the end of the 2021 Fiscal Year.

(2)        Unless otherwise noted, the total original number of shares subject to each stock option grant listed in the table vests as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date of each stock option (the “Grant Date”) and as to an additional 25% of the original number of shares at the end of each successive anniversary of the Grant Date until the fourth anniversary of the Grant Date, subject to the executive’s continued service with the Company through each vesting date and any acceleration provisions

56	LIVEPERSON, INC.

Executive Compensation

set forth in each executive’s employment agreement as described above in “Employment Agreement for our Named Executive Officers.” Options granted in 2017 and on February 16, 2018, however, vested as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date and as to 6.25% of the original number of shares at the end of each quarter thereafter.

(3)      The total original number of units subject to each restricted stock unit award listed in the table vests over four years, with 25% of the units vesting on the first anniversary of the grant date and the balance vesting in equal annual installments on each anniversary of the grant date.

(4)      The market value of unvested restricted stock units is based on the closing market price of the Company’s Common Stock on December 31, 2021 of $35.72.

Option Exercises and Stock Vested in 2021 Fiscal Year

The following table sets forth information concerning the number of shares acquired and the value realized by the NEOs as a result of stock option exercises and stock awards vesting in 2021.

Name(1)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Robert P. LoCascio	—	—	78,870	4,875,081
John D. Collins	—	—	20,031	1,120,048
Monica L. Greenberg	57,131	3,619,313	20,375	1,151,974
Alexander Spinelli	—	—	81,875	5,229,005

(1)      Mr. Osumi did not acquire any shares on exercise or vesting in 2021.

(2)      Of the gross number of shares reported as vested, 10,242, 3,723, 4,577 and 3,385 were withheld by the Company to cover the executives’ tax withholding obligation for Mr. LoCascio, Mr. Collins, Ms. Greenberg and Mr. Spinelli, respectively.

(3)      Represents the aggregate gross value realized on vesting of restricted stock units based on the closing market price of the Company’s common stock on the vesting date for the specific grant.

CEO Pay Ratio Disclosure

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our CEO and the ratio of these two amounts.

Using the methodology described below, and calculated in accordance with Item 402(u) of Regulation S-K, the ratio of the total annual compensation for the CEO to our estimated median employee was approximately 44 to 1.

We identified our median employee by examining the total cash compensation paid during the 2021 Fiscal Year to employees who were employed by us on December 31, 2021. This included our full-time, part-time and seasonal employees, subject to certain exceptions for employees in foreign jurisdictions as described below. We believe that total cash compensation reasonably reflects the annual compensation of our employee population worldwide. We examined our internal payroll and similar records in order to determine total cash compensation paid to our employees included in our calculations. For employees in foreign jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rates we utilized in connection with the preparation of our 2021 annual financial statements.

The total number of employees in the jurisdictions identified below as excluded under the de minimis exception are less than 5% of our total workforce of 1,540 employees and have been excluded from the analysis as permitted by the SEC’s disclosure rules, while the employees in the U.S., the UK, Israel, Australia and Germany jurisdictions have been included in the analysis.

PROXY STATEMENT	57

Executive Compensation

Location	Total	% of Total
Excluded due to de minimis exemption
Canada	17	1.10%
France	3	0.19%
Italy	7	0.45%
Japan	14	0.92%
Netherlands	10	0.65%
Singapore	8	0.52%
Spain	2	0.13%
Subtotal	61	3.96%

Included in basis for identification of median employee
Australia	94	6.10%
Germany	174	11.30%
Israel	204	13.25%
United Kingdom	148	9.61%
United States	859	55.78%
Subtotal	1,479	96.04%
Grand Total	1,540	100.00%

After identifying the estimated median employee using total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this Proxy Statement. The median employee is an Australian resident.

Total compensation for the CEO as reported in the Summary Compensation Table was $5,195,079 and the reasonably estimated total compensation of the median employee was $119,104. Therefore, our 2021 CEO to median employee estimated pay ratio is 44 to 1.

The SEC rules for identifying the median employee and calculating that employee’s annual total compensation allows companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. We believe the pay ratio provides a reasonable estimate of the required information calculated in a manner consistent with Item 402(u) of Regulation S-K.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions. In light of the various assumptions, estimates, methodologies and exclusions that may be used in accordance with the pay ratio disclosure rules, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

58	LIVEPERSON, INC.

Executive Compensation

Potential Payments Upon Termination or Change in Control

The following table, footnotes and narrative disclosure describe and quantify the additional compensation that would have become payable to certain of our NEOs in connection with an involuntary termination of their employment or a change in control of LivePerson on December 31, 2021 pursuant to the employment agreements entered into with our NEOs. Where applicable, the amounts payable assume a $35.72 fair value of our common stock (the closing price of our common stock on December 31, 2021). Mr. Collins does not have any contractual right to severance payments or benefits upon termination or change of control and as a result, is not included within the table below.

Named Executive Officer	Reason for Payment	Salary- Related Payments ($)	Bonus- Related Payments ($)	Accelerated Vesting of Equity Awards ($)	Other Benefits ($)
Robert P. LoCascio	Termination (i) without cause, (ii) for good reason or (iii) by Company notice of nonrenewal (not in connection with a change of control)	917,730(1)	825,957(2)	4,034,403(3)	46,694(4)
	Termination by reason of (i) death, (ii) disability or (iii) notice of nonrenewal by Mr. LoCascio after reaching retirement age	—	825,957(2)	4,034,403(3)	46,694(4)
	Termination without cause or for good reason (in connection with a change of control)	917,730(1)	825,957(2)	5,528,535(3)	46,694(4)
	Change of control	—	—	2,764,267(5)	—
Monica L. Greenberg	Termination without cause or constructively terminated, not following a change of control	200,000(6)	—	644,972(7)	5,158(8)
	Termination without cause or constructively terminated, following a change in control	300,000(9)	—	644,972(7)	5,158(8)
Norman M. Osumi	Termination without cause or constructively terminated	85,000(10)	—(11)	—	—

(1)      Represents 1.5 times Mr. LoCascio’s 2021 Fiscal Year bonus.

(2)      Represents the closing price of our common stock on December 31, 2021 less the exercise price, for the options, and stock awards held by Mr. LoCascio, multiplied by (a) for a qualifying termination not in connection with a change of control or as a result of death or disability, the number of unvested shares underlying the options or stock awards that would otherwise have vested in the two-year period following termination of employment; and (b) for a qualifying termination in connection with a change of control, the total number of unvested shares underlying the options or stock awards.

(3)      Represents 18 months of company contributions toward premium payments for health insurance coverage under COBRA.

(4)      Represents the closing price of our common stock on December 31, 2021 less the exercise price, for the options, and stock awards held by Mr. LoCascio, multiplied by 50% of the total number of unvested shares underlying the options or stock awards.

(5)      Represents Ms. Greenberg’s base salary as of December 31, 2021 for six months.

(6)      Represents the closing price of our common stock on December 31, 2021 less the exercise price, for the options held by Ms. Greenberg, multiplied by the total number of unvested shares underlying the options.

(7)      Represents up to six months of company contributions toward premium payments for health insurance coverage under COBRA.

(8)      Represents Ms. Greenberg’s base salary as of December 31, 2021 for nine months.

(9)      Represents Mr. Osumi’s base salary as of December 31, 2021 for three months.

(10)   If Mr. Osumi is terminated on or before bonuses are paid for the fiscal year prior to termination, he is entitled to receive a payment equal to the bonus that he would have received, had he been employed on the date bonuses for such fiscal year are paid.

PROXY STATEMENT	59

Executive Compensation

Robert P. LoCascio

Pursuant to the CEO Agreement, in the event of a termination of Mr. LoCascio’s employment by the Company for Cause (as such term is defined in the CEO Agreement), Mr. LoCascio would be entitled to the following: (i) his unpaid base salary and reimbursable expenses through date of termination; (ii) accrued benefits under Company plans and programs; and (iii) continued coverage under indemnification agreements and Company directors’ and officers’ liability insurance applicable to Mr. LoCascio ((i), (ii) and (iii) collectively, the “Accrued Benefits”). In the event of a termination of employment by Mr. LoCascio without Good Reason (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (prior to his reaching normal retirement age), Mr. LoCascio would be entitled to the Accrued Benefits plus (i) payment of his annual bonus for the prior year to the extent not yet paid; and (ii) all vested stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.

In the event of a termination of Mr. LoCascio’s employment by the Company without Cause, by Mr. LoCascio for Good Reason (as such term is defined in the CEO Agreement), or pursuant to a notice of nonrenewal delivered by the Company (each, a “Qualifying Termination”), Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) 18 months’ base salary continuation (“Base Salary Continuation”); (iv) a prorated annual bonus for the year of termination based on days worked, calculated as 1.5x the highest bonus paid for the three preceding years, payable in a lump sum; (v) payment of what would have been the employer portion of the premiums for the Company’s group health insurance coverage to be put toward Mr. LoCascio’s COBRA continuation payments for 18 months (or until he is eligible for coverage through another employer) (the “COBRA Premium Contribution”); (vi) any stock options or restricted stock units held by Mr. LoCascio on the date of termination that would have vested in the two years following termination, had he remained employed, will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option. In the event of a termination of Mr. LoCascio’s employment by reason of his death or Disability (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (after his reaching normal retirement age), Mr. LoCascio would be entitled to the same benefits payable upon a Qualifying Termination, except that the Base Salary Continuation will not be provided.

In the event a Qualifying Termination occurs within the 12-month period immediately following a Change in Control, Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) Base Salary Continuation; (iv) his annual bonus for the current year calculated as 150% of the highest annual bonus actually paid for the three preceding years, payable in a lump sum; (v) the COBRA Premium Contribution; (vi) any unvested stock options or restricted stock units held by Mr. LoCascio on the date of termination will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.

The CEO Agreement also provides that, in the event of a Change in Control, 50% of each of the unvested stock options and unvested restricted stock units held by Mr. LoCascio on the date of the Change in Control shall fully vest, subject to Mr. LoCascio’s employment on such date. In addition, in the event of a Change in Control, in the event that any of the payments or benefits provided by the Company to Mr. LoCascio would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Mr. LoCascio shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Mr. LoCascio’s receipt on an after-tax basis, of the greatest amount of economic benefits under the CEO Agreement, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.

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Executive Compensation

Alexander Spinelli

Mr. Spinelli did not receive any severance benefits in connection with his voluntary termination of employment from the Company on October 22, 2021.

Monica L. Greenberg

If Ms. Greenberg is terminated by us without Cause (as defined in the employment agreement) or Ms. Greenberg is “constructively terminated” (as defined in the employment agreement), then, subject to executing a release of claims, she is entitled to receive the following severance: (i) a lump sum severance payment equal to six months of her then-current base salary, (ii) all of her outstanding options will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following her termination, and (iii) up to six months of premium payments for health insurance coverage under COBRA.

If there is a change of control of the Company and Ms. Greenberg is terminated by us without Cause or Ms. Greenberg is “constructively terminated,” in each case within 12 months following the change of control, then subject to executing a release of claims, she will be entitled to receive the same severance benefits as described above except the lump sum severance payment will be equal to nine months of her then-current base salary.

Equity Compensation Plan Information

The following table summarizes the number of securities underlying outstanding options and restricted stock units granted to employees and directors, as well as the number of securities remaining available for future issuance, under LivePerson’s equity compensation awards as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,944,234	$ 24.56	5,736,029(3)
Equity compensation plans not approved by security holders	1,489,500	$ 48.19	—(4)
Total	8,433,734		5,736,029

(1)      Consists of options to purchase shares of our common stock, as well as restricted stock unit awards, each representing the right to acquire shares of our common stock. In respect of the plans approved by security holders, including the 2000 Stock Incentive Plan, 2009 Stock Incentive Plan and 2019 Stock Incentive Plan, the number of shares reported represents 4,234,512 shares subject to stock options and 2,709,722 restricted stock units. In respect of the plan not approved by security holders, including the Inducement Plan (described below), the number of shares reported represents 600,175 shares subject to stock options, and 889,325 restricted stock units.

(2)      The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards or performance stock units, which have no exercise price.

(3)      Consists of 4,988,580 shares remaining available for issuance under the 2019 Stock Incentive Plan and 747,449 shares remaining available for issuance under the 2019 Employee Stock Purchase Plan.

(4)      Represents shares under the Inducement Plan, which is intended to qualify as an “inducement plan” under Nasdaq rule 5635(c)(4). As of December 31, 2021, no more shares of common stock remained available for issuance under the Inducement Plan.

PROXY STATEMENT	61

Executive Compensation

LivePerson, Inc. 2018 Inducement Plan

On January 19, 2018, the Board adopted the LivePerson, Inc. 2018 Inducement Plan (the “Inducement Plan”), which provides for the grants of awards of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or to an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company. The purpose of the Inducement Plan is to help the Company provide an inducement to attract and retain the employment services of new employees, to motivate those new employees whose potential contributions are important to the success of the Company to accept an offer of employment by providing them with equity ownership opportunities, and to advance the interests of the Company’s stockholders by providing incentives to those eligible individuals who are expected to make important contributions to the Company.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Inducement Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Inducement Plan.

The Inducement Plan is administered by the Board. Pursuant to the terms of the Inducement Plan, subject to applicable law, the Board may delegate certain authority under the Inducement Plan to one or more committees or subcommittees of the Board or one or more officers of the Company satisfying applicable laws. Subject to the provisions of the Inducement Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Inducement Plan, and to determine the terms and conditions of awards. The Board may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Inducement Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

The Inducement Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company.

Stock Options

The Board may grant stock options under the Inducement Plan. The number of shares covered by each stock option granted to a participant (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. The Inducement Plan prohibits decreasing the exercise price of an option or canceling an option and replacing it with an award with a lower exercise price.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Board, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire immediately following a termination for cause. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.

62	LIVEPERSON, INC.

Executive Compensation

Stock Appreciation Rights

The Board may grant stock appreciation rights under the Inducement Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Inducement Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board in its sole discretion. Unless otherwise approved by the Company’s stockholders, the Inducement Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.

Restricted Stock

The Board may award shares of restricted stock under the Inducement Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest. Specifically, with respect to restricted stock awards with solely time-based vesting, generally no portion of the award may vest until the first anniversary of the date of grant, no more than one-third of the award may be vested prior to the second anniversary of the date of grant, and no more than two-thirds of the award may be vested prior to the third anniversary of the date of grant. With respect to restricted stock awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These minimum vesting schedules do not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Inducement Plan. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.

Restricted Stock Units

The Board may also grant an award of restricted stock units under the Inducement Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Board will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards. Restricted stock unit awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the restricted stock unit and become payable only when and if the underlying restricted stock unit vests. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The Board may permit a participant to elect to defer the settlement of his or her vested restricted stock unit award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Code Section 409A.

PROXY STATEMENT	63

Executive Compensation

Other Stock-Based and Cash-Based Awards

Under the Inducement Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards.

Performance Awards

The Board may grant performance awards under the Inducement Plan. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Board will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Board has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Inducement Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions and any other terms and conditions consistent with the Inducement Plan. After the completion of the performance period applicable to the award, the Board will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award.

Performance Goals

The Compensation Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). The performance criteria for each such performance award will be based on one or more of the following measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total stockholder return, (o) introduction of new products, (p) expansion into new markets or (q) achievement of any other strategic, operational goals or such other individual performance measures as the Board may determine.

These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board; and (iii) shall be set by the Compensation Committee at a time that the accomplishment of such goals is reasonably uncertain. The Compensation Committee may adjust downwards or upwards the cash or number of shares payable pursuant to such awards, and the Compensation Committee may waive the achievement of the applicable performance measures in its discretion.

64	LIVEPERSON, INC.

Executive Compensation

Transferability of Awards

Awards granted under the Inducement Plan generally may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act.

Reorganization Event

In the event of a reorganization event, each outstanding award will be treated as the Board determines, including, without limitation, that each award may be assumed or an equivalent option or right substituted by the successor corporation, or in the case of stock options, may be terminated after giving holders notice of such pending termination and a change to exercise the option prior to the reorganization event. In addition, the vesting of awards that are unvested at the time of a reorganization event does not automatically accelerate, but the Board may cause any vesting to accelerate or restrictions lapse in connection with the reorganization event. In the case that stockholders are receiving a cash payment for each share in a reorganization event, the Board may also provide that all awards will be canceled in connection with the reorganization event in exchange for the holder of such award receiving a cash payment for each share underlying the award in the same amount as the stockholders receive, or, in the case of options, the excess, if any, between the amount a stockholder is receiving and the exercise price of the stock option. The Board will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or restricted stock unit award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.

Amendment and Termination; Forfeiture Events

The Board may amend the Inducement Plan at any time and for any reason. The Board may also suspend or terminate the Inducement Plan at any time and for any reason. The Inducement Plan will terminate on January 19, 2028 unless terminated earlier by the Board. The termination or amendment of the Inducement Plan may not materially and adversely affect the rights of participants under the Inducement Plan.

The Board may specify in any award agreement that the participant’s rights, payments and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the award.

PROXY STATEMENT	65

Ownership of Securities

Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of [•], 2022, by:

•      each person or group of affiliated persons whom we know to beneficially own more than 5% of our common stock;

•     each of our named executive officers identified in the “Summary Compensation Table” included in this Proxy Statement on page [•];

•      each of our directors; and

•      all of our directors and executive officers as a group.

A person is deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after [•], 2022, including any shares of our common stock subject to an option that are exercisable or will be exercisable, or RSUs that have vested or will vest, within 60 days after [•], 2022.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on [•] shares of common stock outstanding at [•], 2022 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding (%)
5% Stockholders
BlackRock, Inc.(3)	11,064,388	[•]%
The Vanguard Group.(4)	7,368,486	[•]%
Starboard Value LP(5)	7,005,000	[•]%

Named Executive Officers and Directors
Robert P. LoCascio(6)	[•]	[•]%
John D. Collins(7)	[•]	[•]%
Alexander Spinelli(8)	[•]	[•]%
Monica L. Greenberg(9)	[•]	[•]%
Norman M. Osumi(10)	[•]	[•]%
Peter Block(11)	[•]	[•]%
Ernest Cu(12)	[•]	[•]%
Kevin C. Lavan(13)	[•]	[•]%
Jill Layfield(14)	[•]	[•]%
Fred Mossler(15)	[•]	[•]%
William G. Wesemann(16)	[•]	[•]%
Directors and Executive Officers as a group (11 persons)(16)	[•]	[•]%

*             Less than 1%.

66	LIVEPERSON, INC.

Ownership of Securities

(1)   Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 530 7th Avenue, Floor M1, New York, New York 10018.

(2)   Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(3)   Based solely on our review of the Schedule 13G/A filed with the SEC on February 8, 2022 by BlackRock, Inc., whose address is 55 East 52nd Street, New York, New York 10022. BlackRock, Inc. reported that it has sole voting power as to 11,010,844 shares and sole dispositive power as to 11,064,388 shares.

(4)   Based solely on our review of the Schedule 13G/A filed with the SEC on March 9, 2022 by The Vanguard Group, whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported that it has shared voting power as to 126,794 shares, sole dispositive power as to 7,181,571 shares and shared dispositive power as to 186,915 shares.

(5)   Based solely on our review of the Schedule 13D/A filed with the SEC on March 1, 2022 by Starboard Value LP, whose address is 777 Third Avenue, 18th Floor, New York, New York 10017. Starboard Value LP reported that it has sole voting and dispositive power as to 7,005,000 shares; Starboard Value and Opportunity Master Fund Ltd reported that it has sole voting and dispositive power as to 4,092,292 shares; Starboard Value and Opportunity S LLC reported that it has sole voting and dispositive power as to 596,677 shares; Starboard Value and Opportunity C LP reported that it has sole voting and dispositive power as to 364,260 shares; Starboard Value R LP reported that it has sole voting and dispositive power with respect to 364,260 shares; Starboard Value and Opportunity Master Fund L LP reported that it has sole voting and dispositive power as to 253,180 shares; Starboard Value L LP reported that it has sole voting and dispositive power as to 253,180 shares; Starboard Value R GP LLC reported that it has sole voting and dipositive power as to 617,440 shares; Starboard X Master Fund Ltd reported that it has sole voting and dispositive power as to 944,049 shares; Starboard Value GP LLC reported that it has sole voting and dipositive power as to 7,005,000 shares; Starboard Principal Co LP reported that it has sole voting and dispositive power as to 7,005,000 shares; Starboard Principal Co GP LLC reported that it has sole voting and dispositive power as 7,005,000 shares; Jeffrey C. Smith reported that he has shared voting and dispositive power as to 7,005,000 shares; Peter A. Feld reported that he has shared voting and dispositive power as to 7,005,000 shares; John R. McCormack reported that he has voting and dispositive power as to 0 shares; Vanessa Pegueros reported that she has sole voting and dispositive power as to 1,349 shares; and Yael Zheng reported that she has shared voting and dispositive power as to 3,000 shares. The address of the principal office of each of these stockholders is c/o Starboard Value LP, 201 E Las Olas Boulevard, Suite 1000, Fort Lauderdale, Florida 33301.

(6)   Of the total shares held by Mr. LoCascio, [•] shares of common stock are held indirectly by Mr. LoCascio through Ikon LP, a limited partnership of which Mr. LoCascio is the sole owner. Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022. In January 2012, 2,000,000 shares of common stock beneficially owned by Mr. LoCascio were pledged as collateral in connection with a line of credit extended to Mr. LoCascio by UBS, and such pledge is currently in effect with regard to those shares.

(7)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(8)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(9)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(10)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(11)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(12)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(13)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of [•], 2022.

(14)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

PROXY STATEMENT	67

Ownership of Securities

(15)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(16)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case, at or within 60 days of [•], 2022.

(17)   Includes [•] shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of [•], 2022, and shares of which the directors and executive officers are indirect beneficial owners.

68	LIVEPERSON, INC.

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

Any transaction or series of transactions, of which the aggregate amount involved exceeds or may be reasonably expected to exceed $120,000, in which we participate and a related person has a material interest would require the prior approval by our Board. In such cases, the Board would review all of the relevant facts and circumstances and would take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction relates to a director, that director would not participate in the Board’s deliberations.

Related persons would include a member of our Board and our executive officers and their immediate family members. It would also include persons controlling over 5% of our outstanding common stock. Under our written policy on conflicts of interest, all of our directors, executive officers and employees have a duty to report to the appropriate level of management potential conflicts of interests, including transactions with related persons.

Pursuant to our Audit Committee Charter, our Audit Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K. In particular, our Audit Committee Charter requires that our Audit Committee approve all transactions between the Company and one or more directors, executive officers, major stockholders or firms that employ directors, as well as any other material related party transactions that are identified in a periodic review of our transactions. In considering a related party transaction, the Audit Committee will consider such factors as it deems appropriate, including, without limitation, the commercial reasonableness of the terms, if the terms are judged to be the same as a transaction made on an arm’s-length basis, the benefit or perceived benefit (or lack thereof) to the Company, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, opportunity costs and availability of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and any actual or apparent conflict of interest of the related person.

Since the beginning of the 2021 Fiscal Year, the Company has not been a participant in any transaction with a related person.

PROXY STATEMENT	69

Certain Relationships and Related Transactions

Indemnification Agreements with Directors and Executive Officers

The Charter provides that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and executive officers. We monitor developments in Delaware law in order to provide our directors and officers the highest level of protection under the law. Our Board approved an updated form of indemnification agreement which was filed as an exhibit to our 2011 Annual Report on Form 10-K. The form of indemnification agreement used by the Company contains provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain highly qualified individuals to serve the Company. We also have obtained an insurance policy covering our directors and executive officers for claims that such directors and executive officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

70	LIVEPERSON, INC.

Other Information

Other Information

Costs of the Solicitation

The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the GOLD proxy card and any additional solicitation materials furnished to the Company’s stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their out-of-pocket costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, e-mail or other means, by directors, officers or employees of the Company, without additional compensation. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained MacKenzie Partners to solicit proxies. Under our agreement with MacKenzie Partners, MacKenzie Partners will receive a fee of up to $[•]. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. The Company also agreed to indemnify MacKenzie Partners against certain liabilities relating to, or arising out of, its retention. MacKenzie Partners will solicit proxies by mail, telephone, facsimile and email. Our aggregate expenses, including those of MacKenzie Partners, our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of stockholders in which there is not a proxy contest and salaries and wages of our regular employees and officers, are expected to be approximately $[•], of which approximately $[•] has been incurred as of the date of this Proxy Statement.

Participants

Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our executive officers, are “participants” in this proxy solicitation on behalf of the Board. For more information about our directors and named executive officers, please see “Our Board of Directors and Corporate Governance—Director Nominee and Director Biographies” beginning on page [•] of this Proxy Statement and “Executive Compensation—Executive Officers” beginning on page [•] of this Proxy Statement. Additional information relating to our directors and director nominees as well as certain of our officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf is attached to this Proxy Statement as Appendix A. Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Householding

The SEC has adopted rules that permit companies to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Annual Report to Stockholders and Proxy Statement, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and saves natural resources. If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to Monica L. Greenberg, Executive Vice President of Public Policy, and General Counsel, at the Company’s principal executive offices located at 530 Seventh Avenue, Floor M1, New York, New York 10018 or by calling (212) 609-4200. Similarly, you may also contact Ms. Greenberg if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.

PROXY STATEMENT	71

Other Information

In the event that Starboard initiates a contested proxy solicitation, we understand that banks and brokers with account holders who are stockholders of the Company will not be householding our proxy materials.

Availability of Annual Report on Form 10-K

The Company filed an Annual Report on Form 10-K with the SEC on February 28, 2022 and an amended Annual Report on Form 10-K/A with the SEC on May 2, 2022 relating to the 2021 Fiscal Year. A copy of each of these reports is also available through http://magna.isa.gov.il and http://maya.tase.co.il. Stockholders may also obtain a copy of this report, without charge, by writing to Monica L. Greenberg, Executive Vice President of Public Policy, and General Counsel, at the Company’s principal executive offices located at 530 Seventh Avenue, Floor M1, New York, New York 10018.

A copy of the Annual Report to Stockholders for the 2021 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. It may also be viewed at [•]. The Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Stockholder Proposals and Nominations

In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2023 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices on or before [•], 2023 and must otherwise be in compliance with the SEC rules regarding eligibility for inclusion in our proxy statement and proxy card. In addition, any proposal for consideration at the 2023 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 must be received by the Secretary of the Company at its principal executive offices not later than the close of business on [•], 2023 and not earlier than the close of business on [•], 2023 and must otherwise be in compliance with the requirements for the proposal of business to be considered by stockholders set forth in the Bylaws.

To nominate a director for election to the Board at the 2023 Annual Meeting of Stockholders, a stockholders’ notice must be received by the Secretary of the Company at its principal executive offices not later than the close of business on [•], 2023 and not earlier than the close of business on [•], 2023 and must otherwise be in compliance with the requirements for the nomination of directors set forth in the Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [•], 2023.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed “filed” with the SEC, are not deemed “soliciting material” and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes. Additionally, website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

72	LIVEPERSON, INC.

Other Information

Stockholder List

We will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting from [•], 2022 through [•], 2022 at our principal executive offices located at 530 Seventh Avenue, Floor M1, New York, New York 10018. The list will also be available electronically on the meeting website during the live webcast of the Annual Meeting.

Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed GOLD proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the proxy card.

Forward-Looking Statements

Statements in this Proxy Statement regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It should be clearly understood that the current information and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19; delays in our implementation cycles; customer retention and customers’ purchase of additional services, our ability to attract new customers and new consumer users of our consumer services; concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; risks related to governmental export controls; risks and industry-specific regulations, laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; failures or security breaches in our services, those of our third-party providers, or those of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ digital users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks associated with the use of AI in our product offerings; errors, failures or “bugs” in our products may be difficult to correct; our ability to license necessary third-party products or software for use in our products and services, and our ability to successfully integrate third-party software; and legal liability and/or negative publicity for the services provided to consumers via our technology platforms. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the section titled “Risk Factors” in our Annual Report to Stockholders on Form 10-K for the 2021 Fiscal Year as well as the other reports and documents filed from time to time by us with the SEC for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

PROXY STATEMENT	73

Other Information

Non-GAAP Financial Measures

Investors are cautioned that adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs, is a “non-GAAP financial measure”. Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. The Company presents non-GAAP financial information in this Proxy Statement because the Company believes that it is helpful to some investors as one measure of the Company’s operations. The following table presents a reconciliation of adjusted EBITDA to the corresponding GAAP measure.

Reconciliation of Non-GAAP Financial Information to GAAP

(In Thousands)
Unaudited

Year Ended December 31, 2021
Reconciliation of Adjusted EBITDA:
GAAP net loss	$ (124,974)
Add/(less):
Amortization of purchased intangibles and finance leases	9,327
Stock-based compensation	69,656
Contingent earn-out adjustments	132
Restructuring costs(1)	3,397
Depreciation	27,423
Other litigation and consulting costs(2)	6,665
(Benefit from) provision for income taxes	(2,404)
Acquisition costs	5,808
Interest expense, net	37,406
Other (income) expense, net(3)	(3,294)
Adjusted EBITDA (loss)	$ 29,142

(1)             Includes severance costs and other compensation related costs of $2.7 million and lease restructuring costs of $0.7 million for the year ended December 31, 2021.

(2)          Includes litigation costs of $4.1 million, employee benefit costs of $0.5 million, consulting costs of $2.4 million, and a reversal of reserve for sales and use tax liability of $0.3 million for the year ended December 31, 2021.

(3)          Includes $3.5 million of other income related to the settlement of leases for the year ended December 31, 2021. The remaining amount of other (income) expense is attributable to currency rate fluctuations.

74	LIVEPERSON, INC.

Other Information

Appraisal Rights

Holders of shares of our common stock do not have appraisal rights under Delaware law in connection with this proxy solicitation.

By Order of the Board of Directors

Robert P. LoCascio Chairman of the Board and Chief Executive Officer

New York, New York

[•], 2022

PROXY STATEMENT	75

Appendix A

APPENDIX A: ADDITIONAL
INFORMATION REGARDING
PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers of the Company are “participants” with respect to the Board’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names and present principal occupations of the Company’s director nominees and other directors, please see “Our Board of Directors and Corporate Governance—Director Nominee and Director Biographies” beginning on page [•] of this Proxy Statement.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement, the business address for the Company’s directors and director nominees is c/o LivePerson, Inc., 530 Seventh Avenue, Floor M1, New York, New York 10018.

Officers

The executive officers of the Company who are Participants are Robert P. LoCascio and John Collins. The business address for each of these Participants is c/o LivePerson, Inc., 530 Seventh Avenue, Floor M1, New York, New York 10018. For information on the principal occupations of these Participants, please see “Executive Compensation—Executive Officers” beginning on page [•] of this Proxy Statement.

Information Regarding Ownership of the Company’s
Securities by Participants

For information on the number of the Company’s securities beneficially owned by each Participant who is one of the Company’s directors, director nominees or named executive officers, please see “Ownership of Securities” beginning on page [•] of this Proxy Statement.

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from June 1, 2020 through [•], 2022. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Securities	Transaction Description
Peter Block	06/11/2020	12,107	5
	08/05/2020	10,000	7
	08/05/2020	20,000	7
	08/05/2020	30,000	4
	05/26/2021	4,710	3
John Collins	11/02/2020	504	8
	03/09/2021	4,700	9
	03/11/2021	2,144	8
	04/01/2021	1,934	8
	04/05/2021	3,723	11
PROXY STATEMENT	A-1

Appendix A

Name	Transaction Date	Number of Securities	Transaction Description
	04/05/2021	8,600	10
	05/07/2021	13,600	3
	05/07/2021	29,000	5
	11/02/2021	610	8
	11/05/2021	6,069	2
	11/08/2021	17,970	5
	11/08/2021	12,374	12
	03/02/2022	3,305	8
	03/02/2022	9,041	9
	04/01/2022	1,903	8
	04/11/2022	1,203	8
Ernest Cu	05/26/2021	2,150	3
	05/26/2021	4,590	5
Kevin C. Lavan	06/11/2020	12,107	5
	05/07/2021	15,000	5
	05/07/2021	15,000	2
	05/26/2021	7,810	5
Jill Layfield	06/11/2020	12,107	5
	05/26/2021	3,910	5
	05/26/2021	1,830	3
Robert P. LoCascio	12/08/2020	200,000	6
	12/08/2020	200,000	2
	12/09/2020	46,584	6
	12/09/2020	39,769	2
	12/09/2020	6,815	2
	12/10/2020	153,416	6
	12/10/2020	148,460	2
	12/10/2020	4,956	2
	12/30/2020	39,495	8
	02/23/2021	12,663	8
	03/09/2021	14,200	9
	03/11/2021	7,706	8
	04/01/2021	6,276	8
	04/05/2021	10,242	8
	04/05/2021	22,100	10
	05/07/2021	38,700	3
	05/07/2021	82,700	5
	02/22/2022	8,943	8
	03/02/2022	9,389	8
	03/02/2022	23,412	9
	04/01/2022	6,823	8
	04/11/2022	4,587	8
Fred Mossler	06/11/2020	12,107	5
	05/26/2021	2,360	3
	05/26/2021	5,030	5
	08/23/2021	30,000	7
William G. Wesemann	06/11/2020	12,107	5
	06/25/2020	3,900	4
	06/25/2020	100	4
	07/01/2020	900	4
	07/01/2020	100
	07/09/2020	5,000	4
	08/03/2020	1,000	4
	08/03/2020	1,000	4
	08/05/2020	3,000	4
	09/01/2020	2,500	4
	10/01/2020	2,045	4
	10/01/2020	455	4
	11/02/2020	2,500	4
	12/01/2020	2,500	4
	02/09/2021	15,000	7
	05/26/2021	1,830	3
	05/26/2021	3,910	5
	05/02/2022	15,000	7
A-2	LIVEPERSON, INC.

Appendix A

Transaction Descriptions:

1.        Open-market or private purchase

2.        Open-market or private sale

3.        Grant of RSUs pursuant to LivePerson, Inc.’s 2019 Stock Incentive Plan

4.        Sale effected pursuant to Rule 10b5-1 Trading Plan

5.        Grant of stock options

6.        Exercise of stock options

7.        Exercise of stock options pursuant to Rule 10b5-1 Trading Plan

8.        Shares sold to cover tax liability incurred in the connection of vesting of RSUs

9.        Grant of fully vested RSUs in lieu of cash in satisfaction annual bonus

10.         Grant of fully vested RSUs in lieu of cash in satisfaction of Long-Term Incentive Performance Plan targets

11.         Shares withheld to cover person’s tax liability incurred in connection with settlement of RSUs

12.         Repurchase of stock options by issuer by mutual agreement of the reporting person and the issuer

Miscellaneous Information Concerning Participants

Each of the Company’s directors and officers is entitled to indemnification under the Charter and the Bylaws. In addition, the Company has entered into indemnification agreements with each of its current directors and executive officers.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant:

•       no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our common stock or other securities of the Company or any parent or subsidiary of the Company;

•       no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director; and

•       no Participant has purchased or sold any securities of the Company within the past two years.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since January 1, 2021 or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

There are no material proceedings to which the Participants or any of their associates is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past 10 years.

Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

PROXY STATEMENT	A-3

PRELIMINARY COPY SUBJECT TO COMPLETION — JULY 1, 2022 GOLD PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Internet and telephone voting are available 24 hours a day, 7 days a week. VOTE BY INTERNET – WWW.CESVOTE.COM Use the Internet to transmit your voting instructions prior to the closing of the polls at the Annual Meeting. Have your proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form. OR VOTE BY TELEPHONE – 1-888-693-8683 Use any touch-tone telephone to transmit your voting instructions prior to the closing of the polls at the Annual Meeting. Have your proxy card in hand when you call and then follow the instructions. OR VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: LivePerson, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230. If you vote by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: THE PROXY STATEMENT IS AVAILABLE AT WWW.[ ] LIVEPERSON, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [ ], [ ] and [ ], or any of them, as the undersigned’s true and lawful agents and proxies, with full power of substitution in any of them, to vote all the stock of LivePerson, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held via a live audio webcast at [ ] [a/p].m., on [ ], 2022, and any postponements or adjournments thereof (the “Annual Meeting”). The proxies are directed to vote as specified on the reverse hereof and in their discretion on all other matters coming before the Annual Meeting. Except as specified to the contrary on the reverse, the shares represented by this proxy will be voted FOR ALL of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED TO VOTE AT THE ANNUAL MEETING. Signature Date Title or Authority Signature if Held Jointly NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. CONTROL NUMBER (Continued and to be marked on the other side)

LIVEPERSON, INC.ANNUAL MEETING OF STOCKHOLDERSSIGN, DATE AND MAIL YOUR GOLD PROXY CARDOR VOTE BY INTERNET OR TELEPHONE TODAY.PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY CARD OR VOTE BY INTERNET ORTELEPHONE PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, MAIL OR TELEPHONE, MUST BERECEIVED PRIOR TO THE CLOSING OF THE POLLS TO BE INCLUDED IN THE VOTING RESULTS.ALL VALID PROXIES TIMELY RECEIVED WILL BE VOTED.If submitting a proxy by mail, please sign and date the card and fold and detach card at perforation before mailing.LIVEPERSON, INC. GOLD PROXY CARDTHIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BEVOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AND IN THE PROXIES’ DISCRETION ON ALLOTHER MATTERS COMING BEFORE THE ANNUAL MEETING.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.1. Election of three Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders and until such directors’successors shall have been duly elected and qualifiedNominees: (1) Ernest Cu (2) Jill Layfield (3) William G. Wesemann FOR ALL nominees listed aboveWITHHOLD AUTHORITY to vote for all nominees listed aboveFOR ALL nominees listed above except(to withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below):2. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for thefiscal year ending December 31, 2022.FORAGAINSTABSTAIN3. Advisory approval of the compensation of the Company’s named executive officers.FOR AGAINST ABSTAINContinued and to be signed on the reverse side